UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Tompkins Financial Corporation
(Name of Registrant as Specified In Its Charter)

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March 29, 2018

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
OF TOMPKINS FINANCIAL CORPORATION

The Annual Meeting of Shareholders (the “Annual Meeting”) of Tompkins Financial Corporation (the “Company”) will be held on Tuesday, May 8, 2018 at 5:30 p.m., at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York, for the following purposes:

1.	To elect the twelve (12) Directors named in the Proxy Statement for a term of one year expiring in 2019;

2.	To conduct an advisory vote to approve the compensation paid to the Company’s named executive officers;

3.	To ratify the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2018; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company’s Board of Directors (the “Board”) has fixed the close of business on March 12, 2018 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. A shareholders’ information meeting for our shareholders in Western New York will be held at 5:30 p.m. on May 9, 2018, at the Genesee Country Village & Museum, 1410 Flint Hill Rd., Mumford, New York, 14511. A shareholders’ information meeting for our shareholders in the Hudson Valley will be held at 6:00 p.m. on May 10, 2018, at Mt. Kisco Country Club, 10 Taylor Rd., Mt. Kisco, New York, 10549. A shareholders’ information meeting for our shareholders in Pennsylvania will be held at 4:30 p.m. on May 15, 2018, at the DoubleTree by Hilton Hotel Reading, 701 Penn St., Reading, Pennsylvania, 19601.

Enclosed with this notice are a Proxy Statement, a Form of Proxy and return envelope, instructions for voting by telephone or the Internet, the Company’s Annual Report on Form 10-K for fiscal year 2017, and the Company’s 2017 Corporate Report to shareholders. Please refer to the enclosed Proxy Statement with respect to the business to be transacted at the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the Director nominees named in the enclosed Proxy Statement, “FOR” advisory approval of the compensation paid to the Company’s Named Executive Officers, and “FOR” ratification of the appointment of KPMG, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, you are urged to read and carefully consider the enclosed Proxy Statement. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed Form of Proxy in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by filing a written notice of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of the Company prior to the Annual Meeting, or by attending the Annual Meeting and filing a written notice of revocation with the Corporate Secretary at the Annual Meeting prior to the vote and voting in person.

By Order of the Board of Directors,

Thomas R. Rochon	Kathleen A. Manley
Chairman	Asst. Vice President & Corporate Secretary

TOMPKINS FINANCIAL CORPORATION, P.O. BOX 460, ITHACA, NEW YORK 14851 (607) 273-3210

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD MAY 8, 2018

This Proxy Statement, the Company’s Annual Report on Form 10-K, and the Company’s Corporate Report to shareholders are available under the “SEC Filings” tab at www.tompkinsfinancial.com.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 8, 2018

This Proxy Statement together with the Form of Proxy are being mailed to shareholders on or about March 29, 2018 in connection with the solicitation by the Board of Directors of Tompkins Financial Corporation (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, New York on Tuesday, May 8, 2018 at 5:30 p.m.

Voting

Only shareholders of record at the close of business on March 12, 2018 will be entitled to vote. On March 12, 2018, there were 15,299,528 shares of the Company’s common stock, par value $0.10 per share (our “common stock”), outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Shareholders whose shares are registered in their own names may vote by mailing a completed proxy, via the Internet or by telephone, or by voting in person at the Annual Meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed Form of Proxy. To vote by mailing a proxy, sign and return the enclosed Form of Proxy in the enclosed pre-addressed postage-paid envelope. Shares of common stock covered by a proxy that is properly executed and returned will be voted and, if the shareholder who executes such proxy specifies therein how such shares shall be voted on such proposals, the shares will be voted as so specified. Executed proxies with no instructions will be voted “FOR” each proposal for which no instruction is given. Other than the election of Directors, the advisory vote to approve the compensation paid to the Company’s Named Executive Officers; and the proposal to ratify the appointment of the independent registered public accounting firm, KPMG LLP, as our independent auditor for the fiscal year ending December 31, 2018, the Board is not aware of any other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on any such matters in accordance with the judgment of the person or persons acting under the proxy.

The presence of a shareholder at the Annual Meeting will not automatically revoke a proxy previously delivered by that shareholder. A shareholder may, however, revoke his or her proxy at any time prior to its exercise by: (1) delivering to the Corporate Secretary a written notice of revocation prior to the Annual Meeting, (2) delivering to the Corporate Secretary a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and filing a written notice of revocation with the Corporate Secretary at the Annual Meeting prior to the vote and voting in person.

The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting.

Vote Required and Board Recommendations

Proposal No. 1	Vote Required	Board of Directors Recommendation
Election of Directors	A plurality of votes cast by holders of common stock entitled to vote thereon	“FOR” all Director nominees named in the Proxy Statement

Proposal No. 2	Vote Required	Board of Directors Recommendation
Advisory Approval of the Compensation Paid to the Company’s Named Executive Officers	A majority of votes cast by the holders of common stock entitled to vote thereon	“FOR” advisory approval of the compensation paid to the Company’s Named Executive Officers

Proposal No. 3	Vote Required	Board of Directors Recommendation
Ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2018	A majority of votes cast by the holders of common stock entitled to vote thereon	“FOR” the ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2018

Abstentions and Broker Non-votes

At the Annual Meeting, abstentions, votes cast in person or by proxy and broker non-votes will each be counted for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner. At the Annual Meeting, broker non-votes and abstentions will have no effect on the outcome of any of the Company’s proposals. Brokers, banks or other nominees will not have discretionary authority to vote on Proposal Nos. 1 or 2, but will have discretionary authority to vote on Proposal No. 3.

Solicitation of Proxies

The enclosed proxy is being solicited by the Board of Directors of the Company. The total cost of solicitation of proxies in connection with the Annual Meeting will be borne by the Company. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies for the Annual Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting twelve (12) Directors will be elected for a one-year term expiring at the 2019 Annual Meeting, and with respect to each Director, until his or her successor is elected and qualified. All 12 Director nominees—John E. Alexander, Paul J. Battaglia, Daniel J. Fessenden, James W. Fulmer, Susan A. Henry, Patricia A. Johnson, Frank C. Milewski, Thomas R. Rochon, Stephen S. Romaine, Michael H. Spain, Alfred J. Weber and Craig Yunker—are currently serving as Directors. Their terms expire in 2018, and each is standing for re-election at the Annual Meeting. Each Director was identified and nominated by the Nominating and Corporate Governance Committee for election at the Annual Meeting. The 12 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected to the Board. The persons named in the Proxy to represent shareholders at the Annual Meeting are Francis M. Fetsko and Kathleen A. Manley. The Proxies will vote as directed and, in the absence of instructions, will vote the shares represented by properly-executed proxies in favor of the election of nominees named below.

In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who may be designated by the Board, upon recommendation of the Nominating and Corporate Governance Committee, to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a Director.

Vote Required and Recommendation

Shareholders may vote “for” all Director nominees as a group, may “withhold” authority to vote for all Director nominees as a group, or may withhold authority to vote only for specified Director nominees. A plurality of votes cast by holders of shares of common stock entitled to vote thereon is required to elect the nominees. Under a plurality vote standard, the nominees who receive the highest number of votes “for” their election will be elected. Votes to “withhold” in an uncontested election will have no effect on the outcome of the vote on Proposal No. 1. Broker non-votes will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW UNLESS THE SHAREHOLDER SPECIFIES A DIFFERENT CHOICE.

The following table sets forth each Director nominee and each continuing Director and includes such person’s name, age, the year he or she first became a Director, the expiration of his or her current term as Director, and whether he or she has been determined to be an Independent Director, as that term is defined in the listing standards of the NYSE American Company Guide. Biographies of the Director nominees follow the table. Unless otherwise indicated, all Directors have been employed in their current positions for at least five years. The nominees identified below as “Independent” are referred to in this Proxy Statement as the Independent Directors.

Name	Age	Year First Elected Director	Term to Expire	Independent(1)
Board Nominees for Terms to Expire in 2018:
John E. Alexander	65	1993(2)	2018	Yes
Paul J. Battaglia	66	2010	2018	Yes
Daniel J. Fessenden	52	2009	2018	Yes
James W. Fulmer	66	2000	2018	Yes
Susan A. Henry	71	2010	2018	Yes
Patricia A. Johnson	62	2006	2018	Yes
Frank C. Milewski	67	2012	2018	Yes
Thomas R. Rochon	65	2009	2018	Yes
Stephen S. Romaine	53	2007	2018	No
Michael H. Spain	60	2000	2018	No
Alfred J. Weber	65	2012	2018	Yes
Craig Yunker	67	2000	2018	Yes

(1)	Independence has been affirmatively determined by the Company’s Board of Directors in accordance with Section 803A of the listing standards of NYSE American Company Guide.

(2)	Served as a Director of Tompkins Trust Company, prior to the formation of Tompkins Financial Corporation in 1995.

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Director Qualifications, including Director Nominees

The following paragraphs provide information as of the date of this Proxy Statement regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a Director. The information presented includes information each Director has given us about positions he or she holds, his or her principal occupation and business experience for the past five years, certain non-profit boards on which he or she serves, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years.

John E. Alexander has served as a Director of the Company since 1995 and as a Director of Tompkins Trust Company since 1993. Mr. Alexander was a principal shareholder and served as President and Chief Executive Officer of The CBORD Group, Inc. (“CBORD,”) a computer software company which Mr. Alexander founded in 1975, until July 2004. Mr. Alexander served as Chairman of the Board of CBORD through February 2008. Prior to CBORD, Mr. Alexander was a Vice President in the Money Market Division of Bankers Trust Company. He currently serves on the Development Committee of the Food Bank of the Southern Tier, is a Director Emeritus of the United Way of Tompkins County, and Trustee Emeritus and Presidential Councilor of Cornell University. He also serves as a director of Incodema 3D, LLC, a leader in Direct Metal 3D Printing, as well as Sound Reading Solutions, Inc., an EdTech startup. We believe Mr. Alexander’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as the financial expertise he has brought to bear during more than two decades of board service with our organization. In addition, Mr. Alexander has a long track record of community involvement in the Ithaca area, including the aforementioned service on the Board of the United Way of Tompkins County, the Advisory Council of the Sciencenter, the Board of Directors of the Children’s Reading Connection, and as Trustee Emeritus of Cornell University. He is a founding member of the Cayuga Venture Fund, a regional venture capital fund now in its fifth iteration. He is Vice President of the Cornell Research Foundation. He also chaired the Audit Committee of Cornell University, leading the university through the process of compliance with the requirements of the Sarbanes-Oxley Act of 2002.

Paul J. Battaglia has served as a Director of the Company since 2010 and was a Director of TFA Management, Inc. f/k/a AM&M Financial Services, Inc. from April-December 2010. He has served as a Director for the Bank of Castile since January 2011. He became Chairman of the Audit Committee in May 2011. In 2015 he was appointed to the Board of Directors of TFA Management, Inc. and to the Corporate Credit Oversight Committee of the Company’s Board of Directors. Mr. Battaglia retired from Freed Maxick CPAs, P.C., a 300-person “Top 100” public accounting firm headquartered in Western New York, in 2017, where he served as a Managing Director. As a Managing Director, Mr. Battaglia managed the operations of the firm’s Batavia office in addition to providing consulting services on various transactions, including mergers and acquisitions, design and implementation of financing plans, estate planning and business succession planning. He served on the firm’s Executive and Compensation Committee and Finance Committee, and was a Trustee for the firm’s retirement plan. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Battaglia currently continues to work part-time for Freed Maxick and also provides consulting services to some of his clients. Mr. Battaglia currently serves as the Chairman of the Board of Directors of the Genesee County Economic Development Center and the Genesee County Funding Corporation; and is a director of the Genesee Gateway Local Development Corporation. He was recently appointed to the Batavia Downtown Revitalization Initiative Committee and he and his wife Mary are chairing the YMCA/United Memorial Medical Center capital campaign to build a healthy living campus in Batavia, NY. Mr. Battaglia has served as a director or volunteer for over 30 not-for-profit or educational organizations in his career. In 2010, Mr. Battaglia received the “Distinguished Citizen” award from the Boy Scouts of America (Iroquois Trail Council), was named the “Honorary Chairman of the Centennial Celebration for the City of Batavia, New York in 2015, and has received numerous other community recognitions. We believe Mr. Battaglia’s qualifications to serve on our Board of Directors include his 44 years of experience in public accounting dealing with financial and accounting matters for complex organizations. He has acquired a deep understanding of the Western New York business environment during his years of working with commercial clients in the region. We note that Mr. Battaglia has demonstrated significant involvement with local civic organizations through his years of service on the above-referenced boards of directors.

Daniel J. Fessenden has served as a Director of the Company since 2009, as a Director of Tompkins Trust Company since January 2009, and as a Director of TFA Management, Inc. since 2011. Mr. Fessenden served as a member of the New York State Assembly from 1993 to 1999. He currently serves as the Executive Director of the Fred L. Emerson Foundation, a family foundation located in Auburn, New York. From 2004 to 2006 he served as the founding Executive Director of the Cornell Agriculture & Food Technology Park, Geneva, New York. Prior to 2004, Mr. Fessenden served as a key member of the government relations team for the Carrier Corporation, Syracuse, New York. Raised on his family’s dairy farm, Mr. Fessenden is a graduate of Cornell University. Mr. Fessenden has been actively engaged with numerous business, civic and educational organizations throughout the Central New York region for more than 25 years. He currently serves as a director of Midstate Mutual Insurance Company, Finger Lakes Regional Prosperity Network, and is a member of the Cornell University Council. We believe Mr. Fessenden’s qualifications to sit on our Board of Directors include his extensive experience in government and public service, his executive experience in the private sector, his active engagement with civic organizations, and his deep connections to the Central New York business community.

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James W. Fulmer served as President of the Company from 2000 through 2006, has served as a Director of the Company since 2000, and Vice Chairman of the Company since January 1, 2007. He serves as the Chairman of Tompkins Bank of Castile, and has served in such capacity since 1991. Mr. Fulmer previously served as President and Chief Executive Officer of the Bank of Castile from 1988 until his retirement on December 31, 2014. Mr. Fulmer also serves as a Director of Tompkins Mahopac Bank and Tompkins VIST Bank; and Chairman and Director of Tompkins Insurance Agencies, Inc. He served as the President and Chief Executive Officer of Letchworth Independent Bancshares Corporation from 1991 until its merger with the Company in 1999. He served as a member of the Board of Directors of the Federal Home Loan Bank of New York from January 2007 to December 2017, and served as Vice Chairman from January 2015 to December 2017. Mr. Fulmer is a past President of the Independent Bankers Association of New York State, and he also actively serves as a member of the Board of Directors of Erie and Niagara Insurance Association of Williamsville, the Cherry Valley Cooperative Insurance Company of Williamsville, and board member and past Chairman of the WXXI Public Broadcasting Council. We believe Mr. Fulmer’s qualifications to sit on our Board of Directors include his nearly 40 years of experience in the banking industry, including service as our Vice Chairman, and as the former President and Chief Executive Officer of Tompkins Bank of Castile. Mr. Fulmer is also actively involved with the prominent Western New York Community organizations described above.

Susan A. Henry has served as a Director of the Company since 2010 and as a Director of Tompkins Trust Company since April 2010. Dr. Henry is the Ronald P. Lynch Dean emerita, College of Agriculture and Life Sciences, Cornell University, where she has been a Professor of Molecular Biology and Genetics since July 2010. Prior to her appointment at Cornell, Dr. Henry was Dean of Science of the Mellon College of Science at Carnegie Mellon University. Dr. Henry is a member of the Board of Directors of Seneca Foods Corporation (NASDAQ: SENEA), where she serves on the Compensation and Nominating Committee. She formerly served as a member of the Board of Directors of Agrium, Inc. (NYSE: AGU), where she served on the Governance Committee, and the Human Resources and Compensation Committee. We believe Dr. Henry’s qualifications to sit on our Board of Directors include her extensive experience in the management and administration of a large non-profit organization, coupled with the regulatory and compliance experience she has gained while serving on the boards of other publicly-traded companies.

Patricia A. Johnson has served as a Director of the Company since 2006, and served as a Director of Tompkins Trust Company from 2002 to 2014. In January 2014, Ms. Johnson became the Vice President for Finance and Administration with Lehigh University in Bethlehem, PA. She has served as a Director of Tompkins VIST Bank since April 2014. She had previously been with Cornell University, starting as the Assistant Treasurer in 1995, and later serving as Associate Vice President & Treasurer. She is currently a Director and the Finance Chair for Market Matters, a not for profit located in Ithaca, New York which provides business training to residents of South Africa. She also serves as Director, Manufacturers’ Resource Center; Director, Ben Franklin Technology Partners of Northeastern Pennsylvania; Director, Community Action Committee of Lehigh Valley; Director, Lehigh Valley Economic Development Corporation; and Director, Centennial School. She was also a member of the NACUBO Accounting Principles Council and the Association for Financial Professionals. We believe Ms. Johnson’s qualifications to sit on our Board of Directors include her accounting expertise and her ability to understand and evaluate the Company’s complex financial operations, based in part on her prior work in the banking industry. In addition, Ms. Johnson has demonstrated civic leadership through service on the boards of many local charitable organizations.

Frank C. Milewski has served as a Director of the Company since August 2012, when he was appointed by the Board to fill a vacancy following the Company’s acquisition of VIST Financial Corporation (“VIST”) in 2012. Mr. Milewski served as Vice Chairman of the Board of VIST from 2007 to 2012, where he served as a Director from 2002 until its acquisition by the Company. Mr. Milewski served as a Director of Merchants Bank from 1985 until VIST acquired Merchants in 1999. He has served as a Director on the Board of Directors of Tompkins VIST Bank since 1999. Mr. Milewski retired in early 2017 from his position as a Regional Vice President of Molina Health Care (NYSE: MOH) which provides and manages government-sponsored social services. Formerly, he was the Regional President of Providence Service Corporation, (NASDAQ: PRSC) prior to its acquisition by Molina, and was the founder, President and Chief Executive Officer of The ReDCo Group prior to its acquisition by Providence Service Corporation in 2004. Mr. Milewski was responsible for oversight and direction of Molina’s separate operating companies in the northeast region. Mr. Milewski currently serves as a member of the Schuylkill Economic Development Corporation (SEDCO’s) Board of Directors and as such is involved in fostering economic growth, development, and job creation in the greater Schuylkill County region. Previously he served on a number of community-oriented not-for-profit boards and currently serves as a member of the non-profit Board of Directors of Consolidated Training and Services Corporation. We believe Mr. Milewski’s qualifications to sit on our Board of Directors include his executive experience in a leadership position with a publicly-traded company, his prior service on VIST’s Audit/Examining Committee and the Tompkins VIST Bank Board of Directors, and his involvement with economic development and other civic engagement in the Schuylkill County region.

Thomas R. Rochon has served as a Director of the Company since 2009, and was elected Chairman of the Board in May 2014. He has served as a Director of Tompkins Mahopac Bank since July 2017, and served as a Director of Tompkins Trust Company from January 2009 to June 2017. In July 2017, Dr. Rochon joined the Educational Records Bureau (ERB), a not-for-profit educational testing and assessment company based in New York. He was named President of ERB in December 2017. From July 2008 through June 2017, Dr. Rochon served as President of Ithaca College. Prior to that, from 2003 to 2008 he was Executive Vice President and Chief Academic Officer for the University of St. Thomas in Minnesota, following a career as professor of political science on the faculties of Princeton University and Claremont Graduate University. From 2000 to 2003 he was Executive Director of the Graduate Record Examinations Program at the Educational Testing Service (ETS). He is actively involved with several local charitable and community service organizations. We believe Dr. Rochon’s qualifications to sit on our Board of Directors include his many years of management experience, including as President of ERB and as former President of Ithaca College, as well as an understanding of the challenges faced by organizations that operate in a heavily regulated sector.

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Stephen S. Romaine has served as a Director of the Company since January 1, 2007. Mr. Romaine was appointed President and Chief Executive Officer of the Company effective January 1, 2007. He had served as President and Chief Executive Officer of Tompkins Mahopac Bank from January 1, 2003 through December 31, 2006. Prior to this appointment, Mr. Romaine was Executive Vice President, Chief Financial Officer of Mahopac National Bank. In addition to the Company Board, Mr. Romaine serves on the boards of each of its affiliates and has served as the Chairman of the Board of Directors of Tompkins Trust Company since May 2014. Mr. Romaine currently serves on the Board of the New York Bankers Association, and served as its Chairman from March 2016 through March 2017. His civic involvement includes service as a member of the Board of Directors of the Ithaca Aviation Heritage Foundation and the TC3 Foundation. We believe Mr. Romaine’s qualifications to sit on our Board of Directors include his more than 30 years as an executive in the financial services industry, including his current position as President and Chief Executive Officer of the Company.

Michael H. Spain has served as a Director of the Company since 2000, and as a Director of Tompkins Mahopac Bank since 1992. He was appointed the Chairman of the Board of Directors of Tompkins Mahopac Bank in June 2017. Mr. Spain serves as a Vice President of Brown & Brown, an insurance agency located in Mahopac, New York. Mr. Spain previously served as President of the Spain Agency, Inc., from 1989 through April 2015, when it became wholly owned by Brown & Brown. Mr. Spain is also President of Sleeping Indian, LLC, and Trail Properties, Inc., real estate holding companies; and President of Wind River, LLC and Indian Paintbrush, LLC, companies engaged in real estate development. He has demonstrated civic leadership through service on the boards of several charitable organizations in the Hudson Valley, including past President of Mahopac Rotary, The Putnam Alliance, Putnam Independent Insurance Agencies, and has served on the Hudson Valley Hospital Board and Foundation and various United Way boards, along with over 20 years of service as a Tompkins Mahopac Bank Director. We believe Mr. Spain’s qualifications to sit on our Board of Directors include his extensive executive experience in the financial services industry.

Alfred J. Weber has been a member of our Board of Directors since August 2012 when he was appointed by the Board to fill a vacancy following the VIST acquisition. Mr. Weber served as Chairman of the Board of VIST Financial Corporation from 2005 to 2012, where he served as a Director from 1995 until its acquisition by the Company in August 2012. He currently serves on the Board of Directors of Tompkins VIST Bank, and has served as its Chairman since 2005. He has been in the consulting industry since 1974 and has been president of his own business, Tweed-Weber, Inc., a management consulting firm, since 1984. The fundamental focus of his work is to help clients build and implement strategies to gain and sustain competitive advantage in their marketplace. He has worked with hundreds of businesses, not-for-profit organizations, health and home care agencies, and associations across the country. Mr. Weber currently serves on the Boards of Berks County Community Foundation, Our City Reading, New Standard Corporation, Misco Products Corporation, and Boscov’s LLC. He previously served on the Boards of Alvernia University, the United Way of Berks County, the Berks County Chamber of Commerce, the Berks County Workforce Investment Board, the Greater Berks Development Fund, and the Burn Prevention Foundation. We believe Mr. Weber’s qualifications to sit on our Board of Directors include his experience in leading change initiatives and his expertise in the area of strategic planning.

Craig Yunker has served as a Director of the Company since 2000 and as a Director of Tompkins Bank of Castile since 1991. He has been the Managing Partner of CY Farms, LLC since 1976; and of CY Properties, LLC; CY Heifer Farm, LLC; and Batavia Turf, LLC since 1998; companies engaged in farming. Since 2001, he has served as a Trustee of Cornell University. Mr. Yunker is closely involved with the Western and Central New York business community, and he currently serves in leadership roles on both state and national agricultural organizations, including the New York State Agriculture Society, the Association of Agricultural Production Executives, and as a Trustee and member of the Audit Committee of the Farm Foundation. He is a Director of the Genesee County Economic Development Center and previously served as Chair of the Genesee County Legislature. Mr. Yunker also sits on the Board of Directors of Liberty Pumps, a manufacturing company in Bergen, New York, currently serving as the Chair of its Compensation Committee. He was a delegate to the first New York State agricultural trade mission to Cuba in 2008. We believe Mr. Yunker’s qualifications to sit on our Board of Directors include his extensive executive experience, particularly in the agribusiness sector, and his corporate strategy acumen, along with over 20 years of service as a Tompkins Bank of Castile Director.

The names and ages of the Company’s executive officers, including the Named Executive Officers identified in the Summary Compensation Table in this Proxy Statement, their positions and offices held with the Company, their term of office and experience are set forth in Part I of the Company’s Annual Report on Form 10-K for the Company’s 2017 fiscal year, a copy of which is enclosed with this Proxy Statement.

MATTERS RELATING TO THE BOARD OF DIRECTORS

During fiscal 2017, the Board of Directors held four regular meetings and three strategic planning meetings. As a matter of practice, the Independent Directors met in executive session at the end of each regular meeting, for a total of four such sessions during 2017. During this period, all of the Directors attended more than 75% of the aggregate of the total number of meetings of the Board held during the periods that he or she served and the total number of meetings held by all committees of the Board on which each such Director served during the period that he or she served.

The Board currently maintains and appoints the members of the following six standing committees: Executive, Compensation, Audit/Examining, Nominating and Corporate Governance, Qualified Plans Investment Review, and Corporate Credit Oversight.

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Board of Directors: Committee Membership

Director	Executive	Compensation	Audit/ Examining	Nominating/ Corporate Governance	Qualified Plans Inv. Review	Corporate Credit Oversight
John E. Alexander	X	X	—	—	Chair	—
Paul J. Battaglia	X	—	Chair	—	—	X
Daniel J. Fessenden	X	—	—	Chair	—	—
James W. Fulmer	X	—	—	—	—	Chair
Susan A. Henry	—	—	X	—	X	—
Patricia A. Johnson	—	—	X	—	—	—
Frank C. Milewski	—	—	X	—	—	X
Thomas R. Rochon	Chair	X	—	X	—	—
Stephen S. Romaine	X	—	—	—	X	X
Michael H. Spain	X	—	—	—	X	—
Alfred J. Weber	—	—	—	X	—	—
Craig Yunker	X	Chair	—	X	—	—

Executive Committee. The Board has adopted a written charter for the Executive Committee. A copy of the Executive Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Executive Committee did not meet during fiscal 2017. The Executive Committee acts, as necessary, on behalf of the Board of Directors pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”).

Compensation Committee. The Board has adopted a written charter for the Compensation Committee (as used in this paragraph, the “Committee”). A copy of the Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met five times during fiscal 2017. The Committee reviews executive performance and approves, or recommends to the Independent Directors for approval, salaries and other matters relating to executive compensation, except that the compensation of the Chief Executive Officer is determined by the Independent Directors upon recommendation by the Committee. It also administers the Company’s equity incentive plans, including reviewing and granting equity incentive awards to executive officers and other employees. The Committee also reviews and approves various other compensation policies and matters, senior management planning, and is responsible for ensuring that executive officers are compensated effectively, appropriately, and in a manner consistent with the Company’s objectives. Please see the heading “Role of the Compensation Committee, Management, and Consultants” on Page 16 for information about this Committee’s responsibilities and activities. Each of the members of this Committee is an “Independent Director” as defined in Section 803A of the NYSE American Company Guide, and also meets the heightened independence standards for compensation committee members set forth in NYSE American Rule 805(c).

Audit/Examining Committee. The Board has adopted a written charter for the Audit/Examining Committee (as used in this paragraph, the “Committee”). A copy of the Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met ten times during fiscal 2017. This Committee assists the Board in its general oversight of accounting and financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The responsibilities and activities of the Committee are described in greater detail in the “Report of the Audit/Examining Committee of the Board of Directors” included in this Proxy Statement. The Board has determined that Paul J. Battaglia, Susan A. Henry, Patricia A. Johnson, and Frank C. Milewski each qualify as an “Audit Committee Financial Expert” as defined in Item 407(d) of Regulation S-K and that each of the members of the Audit/Examining Committee is an “Independent Director” as defined in Section 803A of the NYSE American Company Guide, and also satisfies the heightened independence standards applicable to Audit Committee members of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee (as used in this paragraph and in the next four paragraphs, the “Committee”). A copy of the Committee’s charter is posted in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met three times during the 2017 fiscal year. This Committee is responsible for assisting the Board in developing corporate governance policies and practices that comply with applicable laws and regulations, including NYSE American listing standards and corporate governance requirements, and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The Nominating & Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee will evaluate candidates who are identified by shareholders, by other members of the Board, and occasionally by members of the Company’s leadership team, which is comprised of the Company’s executive officers. To be considered, shareholder recommendations of director candidates must be received by the Chairman of the Nominating and Corporate Governance Committee, Tompkins Financial Corporation, P.O. Box 460, Ithaca, NY 14851, no later than December 1st of the year preceding the annual meeting at which such nominee is proposed to be nominated. The recommendations should include the name, address, and supporting information as to why the candidate should be considered by the Committee. The same procedures are used to evaluate all candidates, regardless of the source of the recommendation. To be considered, each candidate must possess the following minimum qualifications and attributes: high personal values, judgment and integrity; an ability to understand the regulatory and policy environment in which the Company conducts its business; a demonstrated, significant engagement in one of the market areas served by the Company, based on one or more of the following within such market area—professional/business relationships, residence, and involvement with civic, cultural or charitable organizations; and experience which demonstrates an ability to deal with the key business, financial and management challenges that face financial service companies. The Committee believes that such connections with one of the Company’s local communities foster ties between the Company and that community, and also allow the Director to better understand the banking and financial services needs of its local stakeholders.

In identifying potential nominees, the Committee also considers whether a particular candidate adds to the overall diversity of the Board. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Company believes that the backgrounds and qualifications of the Directors, considered as a group, should comprise an array of experience, knowledge and abilities to allow the Board to most effectively carry out its responsibilities. Although the Committee does take diversity into account when evaluating a particular candidate, it is only one of several criteria used during the Committee’s assessment process, and the Committee has not formalized its diversity practices into a written policy.

While individual experiences and qualifications serve as a baseline for consideration, the Committee recognizes that the Board of Directors governs as a whole, and not as a collection of individuals. The effectiveness of the Board is not a function of the individual attributes of its members; rather, it depends on the overall chemistry of the Board. Therefore, the Committee assesses whether a particular candidate will be able to function within this broader context by evaluating his or her: ability to understand, and willingness to engage, the issues presented to the Board; ability to exercise prudence and judgment, but also decisiveness; and ability to effectively communicate his or her ideas to the other members of the Board. In the case of incumbent Directors, these assessments are made based on past experience with a particular Director and, in the case of first-time nominees, these issues are explored during the interview and vetting process described below.

Once the Committee has determined its interest in a potential nominee, it begins discussions with him or her as to his or her willingness to serve on the Board and one of the Company’s subsidiary boards and, for first-time nominees, an interview will be conducted. If the nominee is an incumbent Director, the Committee will consider prior Board performance and contributions as described above; in the case of a first-time nominee, the Committee will evaluate its discussions with the candidate, and the Committee may also seek to verify its preliminary assessment of the candidate by discussing his or her particular attributes with other appropriate parties who have had prior professional experiences with him or her. At the conclusion of this process, the Committee will recommend qualified candidates that best meet the Company’s needs to the full Board, which then selects candidates to be nominated for election at the next annual meeting of shareholders. The Committee uses the same process for evaluating all candidates, whether recommended by shareholders, Directors or management. The Company expects all Board members to own at least 2,000 shares of the Company’s common stock, which shares may be accumulated over a period of three years following a Director’s initial election to the Board. Shares held in a rabbi trust as deferred stock compensation for a given Director, are included in this calculation.

Qualified Plans Investment Review Committee. The Board has adopted a written charter for the Qualified Plans Investment Review Committee (as used in this paragraph, the “Committee”). This Committee met two times during fiscal 2017, and it is responsible for reviewing and setting the investment goals and objectives of the Tompkins Financial Corporation Retirement Plan, monitoring the performance of the third-party investment manager engaged to invest plan assets, and overseeing changes to plan holdings. This Committee also serves in a fiduciary capacity for the Company’s 401(k) retirement plan, which duties include, but are not limited to: investment fund selection; establishing investment policy objectives; benchmarking and evaluating the reasonableness of fund fees, overall plan expenses, revenue-sharing arrangements, and performance of the investment funds and the third-party administrator.

Corporate Credit Oversight Committee. The Board has adopted a written charter for the Corporate Credit Oversight Committee (as used in this paragraph, the “Committee”). This Committee met seven times in 2017, and is charged with the general oversight of the commercial, consumer and residential lending mortgage portfolios across the affiliates of the Company. In addition, the Committee will be asked to approve larger commercial relationships in excess of $20 million in borrowings.

Director Compensation

It is the general policy of the Board that employee directors are not paid for their service on the Company’s Board of Directors beyond their regular employee compensation.

2017 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
	($)	($)	($)	($)
Alexander	—	42,780	—	42,780
Battaglia	—	65,745	—	65,745
Fessenden	25,925	30,626	—	56,551
Fulmer	55,125	—	—	55,125
Henry	—	45,765	—	45,765
Johnson	43,935	—	—	43,935
Milewski	58,525	—	—	58,525
Rochon	—	87,675	—	87,675
Spain	20,000	20,575	—	40,575
Weber	17,568	27,007	—	44,575
Yunker	13,890	36,550	—	50,440

(1)	Amounts disclosed for certain Directors include cash compensation for service on subsidiary boards. For a more detailed discussion of such fees, see “Subsidiary Board Service Compensation” below.

(2)	The stock awards disclosed here reflect grant date fair value in accordance with ASC Topic 718, and were earned by the Directors and deferred under Tompkins’ Amended and Restated Plan for Eligible Directors of Tompkins Financial Corporation and Wholly-Owned Subsidiaries (the “Retainer Plan”). The stock awards under the Retainer Plan are discussed in more detail below under the heading “Timing and Manner of Payment of Director Compensation.” Dividends are reinvested pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan.

Effective January 1, 2017, the Company’s non-employee Directors were compensated for service on the Board as follows. An annual $15,225 retainer payable in quarterly installments of $3,806.25 each was paid at the beginning of each quarter to non-employee Directors. In addition, non-employee Directors received $1,470 for each of the four regularly-scheduled Board meetings the Director attended, as well as $890 for each Audit/Examining, Compensation, Nominating and Corporate Governance Committee or Credit Oversight Committee meeting attended and $470 for each Qualified Plans Investment Review Committee meeting attended. The Chair of the Audit/Examining Committee received an additional $11,710 annual fee paid in quarterly installments of $2,927.50, and the Chairs of the Compensation, and Nominating and Corporate Governance Committees received an additional $4,725 annual fee paid in quarterly installments of $1,181.25. The Chair of the Qualified Plans Investment Review Committee received an annual fee of $1,155 paid in quarterly installments of $288.75. All non-employee Directors’ fees paid for service on the Board were paid in cash or, if a valid election was made by the Director prior to January 1, 2017, such Directors’ fees were deferred pursuant to (i) the Retainer Plan or (ii) pursuant to a Deferred Compensation Agreement. In addition to these fees, Directors are eligible to receive equity awards granted pursuant to the Company’s 2009 Equity Plan, though none were issued to Directors during fiscal 2017.

In lieu of any retainer, Board meeting and/or committee fees, an annual retainer was paid in deferred stock to Thomas R. Rochon in 2017 for his service as Chairman of the Tompkins Financial Corporation Board of Directors, as well as his service on the Boards of our Tompkins Trust Company and Mahopac Bank subsidiaries, in the amount of $87,675 paid in quarterly installments of $21,918.75. Effective January 1, 2017, in lieu of any Board meeting and/or committee fees, James W. Fulmer received $55,125 paid in quarterly installments of $13,781.25 for his service as Vice Chairman of the Board, as well as his service on the Boards of our Mahopac Bank, VIST Bank, Bank of Castile, and Tompkins Insurance Agencies subsidiaries.

Subsidiary Board Service Compensation

Any non-employee member of the Company’s Board of Directors who also sits on the Board of Tompkins Bank of Castile received an additional annual $16,600 Board Retainer Fee paid in quarterly installments of $4,150. During 2017, Paul J. Battaglia, James W. Fulmer and Craig Yunker sat on the Board of Directors of Tompkins Bank of Castile. Any non-employee member of the Company’s Board of Directors who also sits on the Board of Tompkins Mahopac Bank received an additional annual Board Retainer Fee of $25,000 paid in quarterly installments of $6,250. During 2017, James W. Fulmer and Michael H. Spain sat on the Board of Directors of Tompkins Mahopac Bank; and beginning in August 2017, Thomas R. Rochon also sat on the Board of Directors of Tompkins Mahopac Bank, but did not receive any additional compensation for his subsidiary board service. Any non-employee member of the Company’s Board of Directors who also sits on the Board of Tompkins Trust Company received an additional annual $16,600 Board Retainer Fee paid in quarterly installments of $4,150. In addition, non-employee Directors who served on the Trust Committee and/or the Board Loan Committee of Tompkins Trust Company’s Board of Directors received fees of $470 per meeting attended, and the Chair of each of those committees received a $1,100 annual fee paid in quarterly installments of $275 at the beginning of each quarter. During 2017, John E. Alexander, Daniel J. Fessenden, and Susan A. Henry, sat on the Board of Directors of Tompkins Trust Company; Thomas R. Rochon also sat on the Board of Directors of Tompkins Trust Company through June 2017. Any non-employee member of the Company’s Board of Directors who also sits on the Board of Tompkins VIST Bank received an additional annual $16,600 Board Retainer Fee paid in quarterly installments of $4,150. The VIST Bank Board Chair, Alfred J. Weber, also received an annual fee of $3,310 paid in quarterly installments of $827.50. In addition, non-employee Directors who served on the Board Loan Committee of Tompkins VIST Bank’s Board of Directors received fees of $470 per meeting attended, and the Chair of that Committee received a $1,155 annual fee paid in quarterly installments of $288.75. During 2017, James W. Fulmer, Frank C. Milewski and Alfred J. Weber sat on the Board of Directors of Tompkins VIST Bank.

Timing and Manner of Payment of Director Compensation

All retainers for service on the Company’s Board, as well as service on the Board of Directors of one or more of our subsidiaries, are payable quarterly, either in cash or, if a timely election is made by the Director, in stock pursuant to the Retainer Plan. Non-employee Directors may also elect to receive compensation in deferred cash pursuant to a Deferred Compensation Agreement. If a Director elects to receive deferred stock compensation under the Retainer Plan, his or her fees are transferred to a Rabbi Trust. The trustee acquires shares of common stock pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan. A Director has no rights in or to the shares of common stock held in the Rabbi Trust until distribution is made in accordance with the Retainer Plan. An aggregate of 4,247 shares of common stock was acquired by the Rabbi Trust under the Retainer Plan in 2017, representing Board and committee fees and retainers paid and expensed in 2017.

In 2017, the Nominating and Corporate Governance Committee undertook an evaluation of the Company’s Director compensation program. The Committee examined the director compensation programs of the peer group companies listed on Page 18, and considered the various components of director compensation at these peer companies, as well as the compensation amounts. The Committee recognized the need to prudently manage the Company’s overall Director compensation expense, while also ensuring that individual director compensation was sufficient to attract and retain qualified directors for our Board. The Committee translated this principle into proposed changes to the Company’s board compensation program, and then retained the services of an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to evaluate and provide an opinion on the Committee’s proposed director compensation changes. Meridian concluded that, while the proposed changes to 2018 director compensation represent a meaningful increase in the total board compensation over 2017, the individual director compensation levels remain conservative relative to peers. Meridian also validated the Committee’s elimination of per-meeting fees as being in line with emerging industry trends. It is expected that Directors will prepare for and attend meetings consistently as part of their commitment to service on our Board.

Based on Meridian’s analysis, as well as the Committee’s recommendation, the Board approved the following fees to be paid to the Company’s non-employee Directors, effective January 1, 2018: For service on the Company’s Board, each non-employee Director will receive an annual retainer of $25,000, and for service on a Company subsidiary’s board, each non-employee Director receives an additional annual retainer of $18,000. Committee members receive additional amounts for each committee on which they serve, and committee chairs and subsidiary board chairs also receive a supplemental amount in recognition of the higher time commitment expected of such roles. The Chairman and Vice Chairman of the Company’s Board each receive an annual retainer of $112,400 and $75,000, respectively, in lieu of any committee fees, subsidiary board fees, or chair supplements. Consistent with the Company’s historical practice, these fees are payable pursuant to a Director’s timely election to receive their compensation in the form of cash, deferred cash, or deferred stock.

The Committee formally assessed the independence of Meridian pursuant to SEC rules and exchange requirements, and has concluded that no conflict of interest exists that would impair Meridian’s ability to independently represent the Committee. The Committee made this determination based on its receipt of representations from Meridian addressing the independence of Meridian, including their employees involved in the engagement, which addressed the following factors: (1) other services provided to us by Meridian; (2) fees paid by the Company as a percentage of Meridian’s total revenue, which were less than 1% of Meridian’s total revenue; (3) policies and procedures maintained by Meridian that are designed to prevent a conflict of interest; (4) the absence of any business or personal relationships between Meridian, including their employees involved in the engagement, and any member of the Committee; (5) the fact that no Company stock is owned by Meridian or any of their employees involved in the engagement; and (6) the absence of any business or personal relationships between our executive officers, directors, and Meridian. In addition, the Company confirmed the content of Meridian’s responses to items (4) and (6) above directly with the Company’s directors and executive officers.

Due to the elimination of meeting fees, an administrative amendment was made to the Retainer Plan in 2017 to align with the updated compensation program.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the “Guidelines”), which reflect many of the Company’s long-standing practices, in order to strengthen our commitment to corporate governance best practices. A copy of the Guidelines is posted in the “Corporate Governance” section of our website (www.tompkinsfinancial.com). The Guidelines summarize the Company’s corporate governance practices and procedures, and the following issues, in addition to others, are covered in the Guidelines: board size; director independence; chairman independence; director retirement; director resignation following a change in job responsibility; director candidate identification and nomination; director common stock ownership; responsibilities of directors; meeting attendance; executive sessions of independent directors; Board committees; succession planning and management evaluation; director education; failure to receive a majority of votes cast; pledging/hedging policy; and board assessments. Our Nominating and Corporate Governance Committee periodically reviews the Guidelines and, as necessary or appropriate, recommends changes to the Guidelines.

Board and Director Assessments

The Board, under the leadership of the Nominating and Corporate Governance Committee, conducts annual self-evaluations to determine whether the Board and its committees are functioning effectively and in the best interests of the Company and its shareholders. Through this process, the Board also assesses Board composition by evaluating the qualifications, skills and experience of the Directors on the Board. As part of this annual self-assessment, Directors are able to provide feedback on the performance of other Directors. A summary of the results of the Board self-assessment and the individual self-assessments are reviewed by the Nominating and Corporate Governance Committee and the Board.

Shareholder Communications with Directors

Shareholders may communicate with the Company’s Board of Directors by writing to the following address: Board of Directors, Tompkins Financial Corporation, P.O. Box 460, Ithaca, New York 14851. All such communications from shareholders will be reviewed by the Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee, each of whom is an Independent Director, and, if s/he determines that a communication should be reviewed by the full Board, it will be presented to the Board for review and consideration.

Policy Regarding Director Attendance at Annual Meetings; Annual Meeting Attendance

The Board strongly encourages the attendance of all Directors at Annual Meetings of Shareholders. The Annual Meeting of Shareholders for fiscal 2016 was held on May 8, 2017 and all of the Company’s Directors were in attendance.

Code of Ethics

The Board has adopted the Tompkins Financial Corporation Code of Ethics for the Chief Executive Officer and Senior Financial Officers which applies to the Company’s Chief Executive Officer and Chief Financial Officer (who also serves as our principal accounting officer). A copy of the Code of Ethics is available in the “Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Company will post material amendments to or waivers from the Code of Ethics for the Chief Executive Officer and Senior Financial Officer at this location on its website.

Board Leadership Structure, Risk Oversight and Director Education

Presently, the roles of Chief Executive Officer and Chairman of the Board are separate, as the Board feels this model offers advantages of including additional input and a range of prior experience within our leadership structure. However, no single leadership model is right for the Company at all times, and the Board does not have a policy that these roles will always be separate. The Board recognizes that other leadership models can be appropriate for the Company, given different circumstances.

The Board has an active role, both at the full Board and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding asset quality, capital, securities portfolio, liquidity, operations and other matters, as well as the risks associated with each. The Compensation Committee oversees risks associated with compensation arrangements and the Audit/Examining Committee oversees management of financial risks. The Board’s role in the risk oversight process has not directly impacted its leadership structure.

The Board is committed to ongoing director education. Our Nominating and Corporate Governance Committee maintains a list of pertinent topics, including topics on which our Directors have specifically requested additional information, and a different topic is typically covered at each Board meeting. In addition, Directors connect professional experiences and development or training opportunities from their full-time occupations, where relevant, to their work on the Board. These experiences are shared with fellow Directors.

Risk and Influence on Compensation Programs

The Board’s Compensation Committee also considers risk and its influence on the Company’s compensation programs. This Committee reviews each compensation element individually and in the aggregate to ensure that the overall compensation program provides a balanced perspective that ultimately aligns pay with performance while also ensuring bonus / incentive programs do not motivate inappropriate risk-taking. Since the bonuses are discretionary, the Committee has the ability to reduce bonus amounts should it be determined that certain actions or practices by the executive officers are promoting unnecessary or excessive risk. Equity award levels and practices are set to foster shared interests between management and shareholders, but are not considered by the Committee to be at levels that would drive inappropriate behavior. In the Committee’s judgment, the compensation policies and practices of the Company do not give rise to material risks.

In addition, we are subject to guidance issued by our primary banking regulators designed to ensure that incentive compensation arrangements at banking organizations appropriately tie rewards to longer-term performance and do not undermine the safety and soundness of the firm or create undue risks to the financial system. This guidance embodies three core principles, which are: (1) incentive compensation arrangements at a banking organization should provide employees incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose their organizations to imprudent risks; (2) these arrangements should be compatible with effective controls and risk management, and (3) these arrangements should be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors. We believe that our incentive compensation programs are in compliance with this guidance.

Affirmative Determination of Director Independence

A majority of the Board of Directors, and each member of the Audit/Examining Committee, Compensation Committee, and Nominating and Corporate Governance Committee, is independent, as affirmatively determined by the Board, consistent with the criteria established by NYSE American and as required by our Bylaws.

The Board has conducted an annual review of director independence for all nominees for election as Directors. During this review, the Board considered transactions and relationships during the preceding three years between each Director or nominee or any member of his or her family and the Company, and its executive officers, subsidiaries, affiliates and principal shareholders, including those transactions and relationships described below under “Transactions with Related Persons.” The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that the Directors identified as “Independent” in the table on Page 3 meet the standards of independence described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information, as of March 12, 2018, with respect to the beneficial ownership of our common stock by: (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; (2) each Director and nominee; (3) each executive officer named in the Summary Compensation Table, below; and (4) all executive officers and Directors as a group. Except as otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to the outstanding shares of Common Stock beneficially owned.

	Common Stock Ownership
Directors, Nominees and Executive Officers	Phantom Stock Held in Deferred Trust(1)	Shares of Common Stock Beneficially Owned (2)		Percent of Class (2)(3)
John E. Alexander++	15,142	44,605	(4)	**
Paul J. Battaglia++	7,863	4,330	(5)	**
David Boyce*	—	31,134	(6)	**
Daniel J. Fessenden++	3,177	1,287		**
Francis M. Fetsko*	—	26,175	(7)	**
James W. Fulmer++	—	81,549	(8)	**
Scott Gruber*	—	15,929	(9)	**
Gregory J. Hartz*	—	27,793	(10)	**
Susan A. Henry++	5,455	2,168		**
Patricia A. Johnson++	2,867	130		**
Frank C. Milewski++	—	17,963		**
Thomas R. Rochon++	10,588	236	(11)	**
Stephen S. Romaine*++	—	91,475	(12)	**
Michael H. Spain++	6,601	175,584	(13)	1.14%
Alfred J. Weber++	2,688	10,789		**
Craig Yunker++	7,203	20,529		**
All Directors and executive officers as a group (24 persons)	61,584	678,245		4.43%

*	Named Executive Officer

++	Currently a Director of the Company and a Director Nominee

**	Less than 1 percent

(1)	Each share of phantom stock is the economic equivalent of one share of common stock. Phantom stock represents deferred stock compensation under the Amended and Restated Retainer Plan for Eligible Directors of Tompkins Financial Corporation and its Wholly-Owned Subsidiaries (the “Retainer Plan.”). These shares are held in a deferred trust account (the “Rabbi Trust”) pending distribution upon the occurrence of certain events specified in the Retainer Plan. The Director has no voting or investment power over the shares prior to such distribution. The shares of common stock held in deferred trust accounts for non-employee Directors are voted by Tompkins Trust Company (the “Trust Company”) as trustee of the Rabbi Trust.

(2)	Does not include shares of phantom stock held in the Rabbi Trust.

(3)	The number of shares beneficially owned by each person or group as of March 12, 2018, includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 12, 2018, including, but not limited to, upon the exercise of options. For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 15,299,528 shares of common stock outstanding and entitled to vote on March 12, 2018 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 12, 2018. The percentages listed in this column do not include shares acquired pursuant to the Retainer Plan and held in the Rabbi Trust; Directors have no voting or investment power with respect to such shares. For a more detailed discussion of the Retainer Plan, refer to “Timing and Manner of Payment of Director Compensation”, Page 10. For a description of the vesting provisions for the restricted stock referenced in the footnotes below, see the “2017 Outstanding Equity Awards at Fiscal Year-End” table, below.

(4)	Includes 564 shares owned by Mr. Alexander’s spouse.

(5)	Shares owned by Mr. Battaglia’s spouse.

(6)	Includes 5,774 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans, 6,911 shares of restricted stock, and 3,491 shares that Mr. Boyce may acquire by exercise of options exercisable at March 12, 2018 or within 60 days thereafter.

(7)	Includes 8,135 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans, 7,101 shares of restricted stock, and 3,637 shares that Mr. Fetsko may acquire by exercise of options exercisable at March 12, 2018 or within 60 days thereafter.

(8)	Includes 36,155 shares held by Mr. Fulmer’s spouse.

(9)	Includes 3,517 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans, 6,663 shares of restricted stock, and 3,637 shares that Mr. Gruber may acquire by exercise of options exercisable at March 12, 2018 or within 60 days thereafter.

(10)	Includes 6,424 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans, 6,911 shares of restricted stock, and 1,489 shares that Mr. Hartz may acquire by exercise of options exercisable at March 12, 2018 or within 60 days thereafter.

(11)	Includes 13 shares owned by Dr. Rochon’s spouse as Custodian for each of their two sons.

(12)	Includes 12,438 shares held in the Company’s Employee Stock Ownership and Investment & Stock Ownership Plans, 16,524 shares of restricted stock, and 38,569 shares that Mr. Romaine may acquire by exercise of options exercisable at March 12, 2018 or within 60 days thereafter.

(13)	Includes Mr. Spain’s indirect ownership of 42,071 shares as Trustee for Christina Bass Spain.

As of March 12, 2018, no person or group was known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, except as follows:

Name and Address of Beneficial Owner	Phantom Stock Held in Deferred Trust		Shares of Common Stock Beneficially Owned	Percent of Class
Tompkins Trust Company in the fiduciary capacity indicated: (1)
Executor, Trustee or Co-Trustee	582,477	(2)		3.81%
Agent or Custodian	820,420	(3)		5.36%
Tompkins Trust Company in the fiduciary capacity indicated (Plan shares held in custody by Prudential Investment)	848,536	(4)		5.55%
Trustee for the Tompkins Financial Employee Stock Ownership Defined Contribution and Investment & Stock Ownership Plans
BlackRock, Inc. (5)			1,679,158	10.97%
55 East 52nd Street, New York, NY 10055
The Vanguard Group (6)			1,497,266	9.79%
100 Vanguard Blvd., Malvern, PA 19355

(1)	The Trust Company’s address is P.O. Box 460, Ithaca, New York, 14851.

(2)	Represents shares held in a fiduciary capacity as executor, trustee or co-trustee. Where the Trust Company is sole executor or trustee, such shares, generally, will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary.

(3)	Represents shares held as agent or custodian with the voting power retained by the owner.

(4)	Represents shares held and administered by Prudential Investment Management Services, LLC, of which 647,634 shares, or 4.23% of the outstanding shares (calculated as described above), are held by the Company’s Employee Stock Ownership Plan; and 199,334 shares, or 1.30% of the outstanding shares (calculated as described above), are held by the Company’s Investment & Stock Ownership Plan. All such shares have been allocated to participant accounts. Individual plan participants are entitled to vote these shares, and as a result these shares are not voted by the Trust Company, which serves as Trustee for these plans.

(5)	This information is based on a Schedule 13G/A filed by BlackRock, Inc. for itself and on behalf of its subsidiaries named therein on January 17, 2018 (reporting sole voting power with respect to 1,648,037 shares and sole dispositive power with respect to 1,679,158 shares).

(6)	This information is based on a Schedule 13G/A filed by The Vanguard Group for itself and on behalf of its subsidiaries named therein on February 7, 2018 (reporting sole voting power with respect to 16,177 shares, shared voting power with respect to 878 shares, sole dispositive power with respect to 1,481,411 shares, and shared dispositive power with respect to 15,855 shares).

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

It is the position of the Compensation Committee and the Board of Directors that Tompkins Financial Corporation has long operated within the spirit of the guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations. Management and the Board have been careful to avoid many of the risks of incentive programs, choosing to reward proven results on a discretionary basis as opposed to tying payments to any particular metric. The result is that no individual or group is incentivized to take unnecessary risk with respect to a customer, the organization or our shareholders. We believe that these efforts are supported by an effective risk management system and strong corporate governance.

The Board of Directors has delegated to the Compensation Committee (the “Committee”) the responsibility for determining or recommending to the Independent Directors of the Board the compensation of the Company’s executive officers, including the executive officers identified in the Summary Compensation Table (the “Named Executive Officers”).

The Company has continued to exhibit strong recent financial performance relative to its peer group. In recognition of Company financial performance and the contributions made by the Named Executive Officers in 2017-2018 the following compensation actions were approved:

●	Merit Increases. Effective April 2017, most of the Company’s executives received salary rate increases, including all of the Named Executive Officers.

●	Cash Bonuses. In February 2017 and 2018, cash bonus awards were paid to many senior officers of the Company, including all of the Named Executive Officers.

●	Long-Term Equity-Based Awards. The Committee uses discretion in determining the frequency of awards and generally considers awards every 12 months. In November 2017, a number of executives received long-term equity based awards. Among this group were the Named Executive Officers who received shares of restricted stock.

These decisions as well as the Committee’s process in making compensation recommendations are described below.

Compensation Philosophy and Objectives

The primary goal of the Committee is to offer executive compensation that is fair and reasonable, consistent with the Company’s size and the compensation practices of the financial services industry generally. Key objectives of the compensation package are to attract, develop, and retain high caliber executives who are capable of maximizing the Company’s performance over the long-term for the benefit of its shareholders. The Committee rewards long-term value creation, and avoids an emphasis on short-term metrics, such as annual fluctuations in our stock price. The Board and the Committee maintain full discretion over the components and payment of compensation in order to preserve the flexibility necessary to ensure the Board’s ability to act in the Company’s best interests.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the chief executive officer, or any of the three other highest paid executive officers (other than the chief financial officer), excluding performance-based compensation. In 2017, the Company was unable to deduct $874,552 in executive compensation expenses, which amount exceeded the Section 162(m) limitation; it should be noted, however, that this amount is largely attributable to a 2017 exercise of stock options with original grant dates in 2007. This Section 162(m) limitation on deductibility has historically excluded performance-based compensation (which remained deductible) but, with the passage of the Tax Cuts and Jobs Act of 2017, generally, performance-based compensation will no longer be excluded from the calculation of this Section 162(m) limitation applicable to compensation earned on and after January 1, 2018. The Committee will continue to monitor the potential impact of the changes to Section 162(m) and the Company’s ability to deduct executive compensation.

While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. One of the Committee’s goals is to maximize the deductibility of executive compensation. However, the Committee retains the discretion to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. Accordingly, the Committee may award compensation to the executive officers that is not fully deductible if it determines the compensation is consistent with its philosophy and is in the Company’s and its shareholders’ best interests. Section 409A of the Internal Revenue Code imposes an additional tax on certain forms of deferred compensation. The Committee takes Section 409A into account in determining the form and timing of compensation paid to the Company’s executives.

The Company values equity incentive awards under FASB ASC Topic 718. More information regarding the application of ASC Topic 718 by the Company may be found in Note 12 (Stock Plans and Stock Based Compensation) to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee and Process

Role of the Compensation Committee, Management, and Consultants

The Committee is responsible for general oversight of personnel policies for the Company and its subsidiaries, including review and administration of: non-qualified deferred compensation; administrative and non-fiduciary aspects of retirement and supplemental executive retirement plans; long-term equity compensation; and executive compensation plans. Each of the members of this Committee is an “Independent Director” as defined in Section 803A of the NYSE American Company Guide, and also meets the heightened independence standards for compensation committee members set forth in NYSE American Rule 805(c). The Independent Directors, under the leadership of our independent Chairman, are responsible for establishing the annual performance goals and objectives of the Chief Executive Officer and evaluating his performance in light of such goals and objectives. The Committee makes recommendations concerning the compensation of our Chief Executive Officer, and those recommendations are reviewed and approved by our Independent Directors. The Committee reviews the competitiveness of the Company’s compensation programs and also oversees the succession planning process for executive officers, other than the Chief Executive Officer, for whom succession planning is conducted at the full Board level. The Committee also discusses and considers the results of the shareholders’ advisory vote on the compensation paid to our Named Executive Officers. As permitted by law and by the rules of the NYSE American, the Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Executive officers do not play a role in determining their own compensation decisions, but they are called on to make recommendations concerning those individuals that report to them.

The Compensation Committee has the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. In 2017 the Committee retained the services of Pearl Meyer to (a) review the current group of peer financial institutions used for benchmarking purposes (the “Existing Peer Group”) and make recommendations to add or remove institutions as appropriate, and (b) provide compensation analysis, including benchmark data from the updated peer group, regarding the compensation of executive officers (the “Pearl Meyer Executive Compensation Study”). Pursuant to this engagement, Pearl Meyer recommended changes to Existing Peer Group, as described in more detail on the following page. The Pearl Meyer Executive Compensation Study included recommended changes to the Existing Peer Group, and was considered by the Committee in establishing the 2017 annual bonuses (paid in 2018) and Long Term, Equity Based Awards for our Named Executive Officers.

The Committee has assessed the independence of Pearl Meyer (referred to as the “Compensation Consultants”) pursuant to SEC rules and exchange requirements, and has concluded that no conflict of interest exists that would impair the Compensation Consultants’ ability to independently represent the Compensation Committee. The Company made this determination based on its receipt of representations from the Compensation Consultants addressing the independence of the Compensation Consultants, including their employees involved in the engagement, which addressed the following factors: (1) other services provided to us by the Compensation Consultants; (2) fees paid by the Company as a percentage of the Compensation Consultants’ total revenue, which were less than 1% of each of the Compensation Consultant’s total revenue; (3) policies and procedures maintained by the Compensation Consultants that are designed to prevent a conflict of interest; (4) the absence of any business or personal relationships between the Compensation Consultants, including their employees involved in the engagement, and any member of the Compensation Committee; (5) the fact that no Company stock is owned by the Compensation Consultants or any of their employees involved in the engagement; and (6) the absence of any business or personal relationships between our executive officers and the Compensation Consultants. In addition, the Company confirmed the content of the Compensation Consultants’ responses to items (4) and (6) above directly with the Company’s directors and executive officers.

Process of Determining Named Executive Officer Compensation

In furtherance of its objective to attract, develop and retain high caliber executives who are capable of maximizing the Company’s performance for the benefit of its shareholders, the Committee periodically compares its compensation levels, practices, and financial performance to survey and publicly available data for a group of banking institutions of similar size, geographic market or structure. In years when a compensation consultant has been retained for this purpose, the committee utilizes the peer group identified by the consultant.

Toward that end, the Committee utilized information from the publicly filed proxy statements of the following companies for benchmarking purposes when considering the 2017 Base Salary component of compensation of its Chief Executive Officer and the other Named Executive Officers. This is the “Existing Peer Group” referred to on the previous page, under the heading “Role of the Compensation Committee, Management, and Consultants”:

Arrow Financial Corporation	Old National Bancorp
Berkshire Hills Bancorp, Inc.	Park National Corporation
Bryn Mawr Bank Corp	S&T Bancorp, Inc.
Camden National Corporation	Sandy Spring Bancorp, Inc.
Community Bank NA	Union First market Bankshares Corp.
Independent Bank Corp (Ionia MI)	Univest corporation of Pennsylvania
NBT Bancorp, Inc.	Washington Trust Bancorp, Inc.
Northwest Bancshares, Inc.	WSFS Financial Corporation

The Committee engaged Pearl Meyer to undertake a review of the Existing Peer Group, and to make recommendations to add or remove institutions from the Existing Peer Group, as appropriate. Pearl Meyer thus conducted a peer group study during 2017, which considered commercial banks and savings banks/thrifts listed on a national exchange, located in the contiguous U.S. in the Northeast or Middle-Atlantic regions (including IN, OH and VA), and asset size approximately 0.5x-2.5x Tompkins’ 2017 Q1 assets ($3.0B-$15.7B). Pearl Meyer recommended, and the Committee adopted, the below peer group (the “New Peer Group”) in the third quarter of 2017. The Committee utilized this New Peer Group* when considering annual bonuses and Long Term, Equity based compensation earned during 2017:

1st Source Corp	Independent Bank Corp
Brookline Bancorp Inc	Lakeland Bancorp Inc
Century Bancorp Inc	Lakeland Financial Corp
Community Bank (Pasadena CA)	NBT Bancorp Inc
ConnectOne Bancorp Inc	Park National Corp
Eagle Bancorp Inc	S&T Bancorp Inc
First Commonwealth Financial Corp	Sandy Spring Bancorp Inc
First Financial Bancorp	Towne Bank
First Menasha Bancshares Inc	Union Bankshares Corp
First Merchants Corp	Univest Corp of Pennsylvania
Flushing Financial Corp	Washington Trust Bancorp Inc

*It should be noted that the Committee adopted Pearl Meyer’s recommendations for the New Peer Group in the third quarter of 2017, at which time the 2017 Base Salary component of compensation had already been determined with reference to the Existing Peer Group.

The Committee believes that a certain level of discretion is appropriate in determining the Named Executive Officers’ compensation. Information from comparative groups is only one factor in the Committee’s assessment of appropriate compensation levels, policies, and practices. The Committee does not have a formal policy of targeting a certain percentile of the market data or using market data to establish the mix of compensation (including the allocation between cash and non-cash compensation and short and long-term equity compensation). The Committee also does not have a formal policy regarding the relationship between compensation levels provided to the Chief Executive Officer and other Named Executive Officers. Presently, there is not a generally accepted calculation methodology for realizable pay, nor has such disclosure been mandated. Because many different metrics currently exist, creating substantial differences in how these measures are calculated and reported by different companies, the Committee has determined not to provide realizable pay calculations at this time.

The factors considered for fiscal 2017 compensation were:

Adjustments to Actual Earnings & 2017 Tax Act. For fiscal 2017, the Committee considered a number of quantitative and qualitative performance factors to evaluate the performance of its executive officers, including its Chief Executive Officer. The 2016 annual performance factors were considered for the purpose of determining 2017 merit increases to base salary while the 2017 annual performance factors were used to determine executive bonuses earned for 2017 and paid in 2018. The enactment of the Tax Cuts and Jobs Act (the “2017 Tax Act”) required companies to revalue and reassess deferred tax assets and liabilities reflecting the new federal income tax rate, which resulted in a one-time, non-cash write-down of net deferred tax assets of $14.9 million in the fourth quarter of 2017. Because the Committee chooses to reward proven results on a discretionary basis, as opposed to tying payments to any particular metric the Committee may consider adjustments to reported (GAAP) net income for purposes of determining executive compensation. The Committee considers such adjustments when, in the Committee’s judgment, the reported (GAAP) net income included unusual or one-time items that do not fairly reflect the Company’s financial performance in a given year. Due to the unanticipated impact on these quantitative performance factors outside of the control of the Names Executive Officers, and the fact that this write-down did not occur as a result of the Company’s performance or operating activities, the Committee excluded the impact of the Tax Cuts and Jobs Act from its consideration of bonus payouts for 2017. The Committee accordingly chose to adjust the Company’s reported net income of $52.5 million to $67.4 million for purposes of calculation the performance factors in the following table:

The Company’s net income as compared to the Company’s internal targets (in thousands of dollars):		Actual (Adj.)	Target	% Variance
	2017	67,438	63,067	6.93%
	2016	59,340	55,918	6.12%

Earnings per share (diluted EPS):		Actual (Adj.)	% Change from prior year
	2017	$4.42	13.04%
	2016	3.91%	7.71%

The Company’s return on assets (ROA), as ranked in the Federal Reserve Bank Holding Company Performance Report for its peer group as of December 31st:		Actual	Ranking*
	2017	1.06%	32nd percentile
	2016	1.01%	51st percentile

The Company’s total return as compared to KBW Regional Banking Index over the following time periods (Annual Equivalent), as of December 31, 2017:		1 Year	5 Year	10 Year
	TMP	-12.10%	18.98%	12.18%
	KBW Index	1.82%	17.70%	6.35%

The Company’s return on equity (ROE), as ranked in the Federal Reserve Bank Holding Company (Performance Report for its peer group):		Actual	Ranking*
	2017	11.68%	55th percentile
	2016	10.85%	72nd percentile

*The Company’s ranking is based on actual (non-adjusted) earnings, and thus reflects a non-recurring charge of $14.9 million, attributable to the write-down of the net deferred tax assets described below; it should also be noted that the peer group referred to in this table differs from the “Existing Peer Group” described under “Process of Determining Named Executive Officer Compensation” above and is instead derived from the Federal Reserve Board data for bank holding companies with assets between $3.0 billion and $10.0 billion as of December 31, 2017.

The Company’s financial performance in 2017 continues to be strong (after adjusting for the non-recurring deferred tax asset charge described above), and the Committee factored the Company’s excellent operating results into its 2017 compensation decisions. With respect to individual performance, the measure of individual performance is determined by comparing the individual’s overall performance for the year with the individual’s performance goals that are, in the case of Mr. Romaine, established by the Compensation Committee at the beginning of the year and, in the case of the other Named Executive Officers, established by Mr. Romaine (and discussed with the Compensation Committee), at the beginning of the year. The Compensation Committee also has the discretion to reward achievements that are not the subject of any pre-established goals. The Committee determined that each of the named executive officers performed well against their respective individual performance goals in 2017, and this is reflected in the compensation decisions described in this Report. The Committee believes that the total compensation provided to the Company’s executive officers is competitive, and that the Company’s compensation practices for fiscal 2017 were appropriate.

Consideration of Say-on-Pay Results

In 2017, the Company’s shareholders approved, on an advisory basis, the option to hold an advisory vote on executive compensation every year. An advisory vote on executive compensation was also held in 2017, and the shareholders adopted a resolution approving, on an advisory basis, the compensation paid to our Named Executive Officers by an affirmative vote in excess of the majority percentage required. Because the vote was advisory, it was not binding upon the Board or Committee; however, the Committee values the input of our shareholders and took into account the outcome of the vote when considering 2017 executive compensation arrangements. At the Annual Meeting, shareholders are again being asked to approve, on an advisory basis, the compensation paid to our Named Executive Officers. See “Proposal No. 2 – Advisory Vote on Executive Compensation”, below.

Components of Compensation

The major components of the Company’s executive officer compensation are: (i) base salary, (ii) annual bonus, (iii) long-term, equity-based awards, and (iv) retirement and other benefits.

Base Salary. The Company’s base salary program is designed to recognize the roles and responsibilities of executive officers’ positions and their performance in those roles. The Committee annually reviews the salaries of the Company’s executives. When setting base salary levels for recommendation to the Independent Directors on the Board, the Committee considers (a) competitive market conditions for executive compensation, (b) the Company’s performance and (c) the individual’s performance. The Company’s performance is measured by the Company’s strategic and financial performance in the fiscal year, with particular emphasis on earnings per share growth and return on shareholders’ equity for the year. Although the Committee considers year-to-year changes in stock price in its evaluation of overall Company performance, the Committee does not use this criterion on an individual level because the Committee does not believe that short-term fluctuations in stock price necessarily reflect the underlying strength or future prospects of the Company. Individual performance is measured by the strategic and financial performance of the particular executive officer’s operational responsibility in comparison to targeted performance criteria.

The Company maintains a common anniversary date for the merit review process, and related increases in compensation rates occur in April. Following an analysis of the factors described in the preceding paragraph, most of the Company’s executives received salary rate increases at this time, including all of the Named Executive Officers. Mr. Romaine’s annual salary rate was increased to $613,000 representing an increase of 4.8%. Messrs. Fetsko, Gruber, Boyce and Hartz received annual salary rate increases to $355,000 (+4.4%), $348,000 (+3.1%), $318,000 (+2.9%), and $287,700 (+3.6%) respectively. In October, after reviewing the Pearl Meyer Executive Compensation Study, Mr. Fetsko received a market adjustment which was approved by Mr. Romaine and the Committee, increasing his annual salary rate to $400,000; this market adjustment was made to ensure that Mr. Fetsko’s compensation remains competitive with the levels described in the study.

Annual Bonus. The Company chooses to pay annual cash bonuses in order to motivate executives to work effectively to achieve the Company’s financial performance objectives and to reward them if objectives are met. The Board maintains full discretion in the payment of bonuses in order to preserve the flexibility necessary to ensure its ability to act in the Company’s best interests. In determining annual bonus amounts, The Committee rewards long-term value creation, and avoids an emphasis on short-term metrics, such as annual fluctuations in our stock price. The Compensation Committee considers a number of quantitative and qualitative performance factors to evaluate the performance of the Named Executive Officers. These performance factors include, but are not limited to: (i) achievement of individual goals; (ii) contribution to business unit results; and (iii) contribution to corporate results measured by (a) the Company’s net income as compared to the Company’s internal targets, (b) increases in earnings per share of the Company’s common stock for the latest 12 months, (c) the Company’s return on assets, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group percentile), and (d) the Company’s return on equity, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group percentile). In February 2018, bonus awards were paid to several executives of the Company, including all of the Named Executive Officers. The Committee considered the Pearl Meyer Executive Compensation Study as it determined the bonus award amounts, among the other factors described in this Report. These bonus awards were also reflective of individual performance and the Company’s outstanding operating results in 2017. Messrs. Fetsko, Gruber, Boyce and Hartz received bonuses of $158,000, $121,000, $109,000, and $98,000 respectively. Mr. Romaine received a bonus of $307,000, which was based upon the effectiveness of his leadership, the number of important accomplishments of the Company during 2017, and the other performance factors described above. While this amount represents a material increase from his 2016 annual bonus amount, the Board determined that this increase was warranted for the reasons described in this report, and in order to endure that Mr. Romaine’s compensation levels remain competitive with the levels observed in the Pearl Meyer Executive Compensation Study.

Long-Term, Equity-Based Awards. The Company chooses to award equity-based compensation because such grants (1) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (2) give executives a significant, long-term interest in the Company’s success and (3) help retain key executives in a competitive market for executive talent. While the Committee recognizes that the executives of the Company can exert very little influence on short-term fluctuations in stock price, the Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Equity awards are granted based on the performance of the individual executive and his or her anticipated contribution to the achievement of the Company’s strategic goals and objectives. The Committee has traditionally authorized grants vesting over five or more years to encourage retention of executives. This practice means that at any time there are a significant number of awards granted that are not vested and therefore not exercisable and/or transferable.

We maintain the Tompkins Financial Corporation 2009 Equity Plan, a shareholder-approved plan that gives the Company flexibility in the types of equity grants awarded in order to align executive and shareholder interests. A total of 1,602,000 shares have been authorized for issuance under the 2009 Equity Plan. Of this amount, 722,109 remained available for granting as of December 31, 2017. Under this Plan, the Committee may also award shares of the Company’s common stock through the profit sharing component of the Tompkins Financial Corporation Employee Stock Ownership Plan. For a more detailed discussion of the profit sharing component, and other deferred compensation and retirement plans, please see the text accompanying the tables following this section.

The Committee uses discretion in determining the frequency and level of awards. Generally, the Committee will consider market data, including the total economic value and mix of award types utilized by the New Peer Group, the Company’s financial performance, and individuals’ performance before deciding whether an award should be made and the number of shares to be granted. The Committee grants equity-based compensation only at times when participants are not in possession of material non-public information. In November 2017, a number of executives received long-term equity-based awards. Among that group were the Named Executive Officers, who each received shares of restricted stock. In 2017, Messrs. Fetsko, Gruber, Boyce and Hartz each received 1,320 shares of restricted stock. In determining how to structure the 2017 equity award, the Committee considered the Pearl Meyer Executive Compensation Study; this study included data from the New Peer Group and found that members of this group generally granted equity awards consisting entirely of restricted shares. The Committee considered this market research, as well as the relative merits of other forms of equity awards, and determined that an equity award consisting entirely of restricted stock was most appropriate for 2017. In 2017, Mr. Romaine received 4,625 shares of restricted stock. While this amount represents a material increase from his 2016 equity award, the Compensation Committee determined that this increase was warranted for the reasons described in this report, and in order to ensure that Mr. Romaine’s compensation levels remain competitive with the levels observed in the Pearl Meyer Executive Compensation Study. More information about the terms and conditions of these grants is available in the “Grants of Plan-Based Awards” table and related narrative.

Retirement and Other Benefits

Retirement Plans. The Company maintains several retirement programs that are designed to assist Company employees with their long-term retirement planning. Substantially all Company employees, including the Named Executive Officers, are eligible to participate in the Investment & Stock Ownership (401(k)) Plan (the “ISOP”) and the Employee Stock Ownership Plan (the “ESOP”). The Committee believes that, in addition to providing retirement income, these plans have the added benefit of linking compensation to the Company’s stock performance. The Company also maintains defined contribution and defined benefit pension plans.

Named Executive Officers may also participate in a non-qualified deferred compensation plan and all of our Named Executive Officers are parties to Supplemental Executive Retirement Plan (SERP) Agreements with the Company. These plans provide retirement income that may be limited in the qualified plans due to IRS limitations or are intended to provide additional retirement benefits. The Committee believes that the plans and the level of benefits that are provided are appropriate to promote retention and to recognize and reward long-term service to the Company.

For more information regarding these plans, please refer to the narrative accompanying the “Pension Benefit” and “2017 Non-Qualified Deferred Compensation” tables on Pages 27 and 32, respectively, in this Proxy Statement. Information regarding SERP benefits is explained under “Potential Payments upon Termination or Change in Control.”

Life Insurance Benefits. As a part of its comprehensive and competitive approach to compensation, the Company provides life insurance benefits to certain officers of the Company, including all of the Named Executive Officers, with respect to which the Company has entered into life insurance contracts. These insurance contracts are carried at cash surrender value on the Company’s consolidated statements of financial condition. Increases in the cash surrender value of the insurance are reflected as noninterest income, and the related mortality expense is recognized as other employee benefits expense, in the Company’s consolidated statements of income. The value of premiums paid with respect to such life insurance on behalf of the Named Executive Officers is included as “All Other Compensation” in the Summary Compensation Table.

Post-Retirement Life Insurance. The Company offers post-retirement life insurance coverage to employees who have worked for the Company for 10 or more years and who retire at or after age 55. All of the Named Executive Officers are entitled to receive life insurance coverage under this policy.

Perquisites. Perquisites for the Named Executive Officers are limited to personal use of a Company-owned vehicle. The Committee believes that this limited benefit assists the Named Executive Officers in the performance of their duties by providing convenience in light of the significant demands on our Named Executive Officers’ time, including frequent car travel on business.

Termination of Employment and Change-in-Control Arrangements. The Company does not have employment contracts with the Named Executive Officers. However, the Company is obligated to provide certain payments to the Named Executive Officers upon termination as part of their Supplemental Executive Retirement Plan (SERP) Agreements. Some of these agreements contain severance provisions carried over from previous agreements with acquired companies. In addition, under the Company’s equity incentive plans, outstanding unvested equity awards may fully vest if a Named Executive Officer is terminated in connection with a change of control of the Company. SERP payments, accelerated vesting of equity awards and other benefits due upon termination are explained under the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement. These payments/benefits are subject to a “double trigger” as described in greater detail under that section as well.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the management of the Company. Based on the Compensation Committee’s review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s 2017 Annual Report on Form 10-K.

Members of the Compensation Committee:

Craig Yunker, Chair

Thomas R. Rochon

John E. Alexander

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are identified above under “Compensation Committee Report.” No member of the Compensation Committee was during fiscal 2017 or before an officer or employee of the Company or any of the Company’s subsidiaries, or had any relationship requiring disclosure under “Transactions with Related Persons” in this Proxy Statement. During 2017, no executive officer of the Company served on the board of directors or compensation committee of any other entity, one of whose executive officers served as a member of the Company’s Board of Directors or the Compensation Committee.

2017 Summary Compensation Table

The following table sets forth information concerning the total compensation earned by the Company’s Chief Executive Officer and Chief Financial Officer and the next three most highly-compensated executive officers of the Company in the fiscal year ended December 31, 2017. These five officers are referred to as the “Named Executive Officers” in this Proxy Statement.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Stephen S. Romaine	2017	605,461	307,000	367,688	—	—	766,637	69,423	2,116,209
President & CEO of	2016	577,885	225,000	200,709	22,299	—	395,381	59,951	1,481,225
Tompkins Financial	2015	555,385	206,100	173,373	43,322	—	4,158	70,356	1,052,694
Corporation

Francis M. Fetsko	2017	357,885	158,000	104,940	—	—	389,676	44,177	1,054,678
Executive Vice	2016	336,015	98,400	92,818	10,313	—	253,150	39,860	830,556
President COO &	2015	323,462	89,000	80,213	20,026	—	57,811	53,976	624,488
CFO of the Company

Scott Gruber	2017	345,173	121,000	104,940	—	—	183,280	55,558	809,951
President & CEO of	2016	333,800	96,200	92,818	10,313	—	114,544	50,754	698,429
Tompkins VIST Bank	2015	321,615	89,500	80,213	20,026	—	67,437	48,346	627,137

David S. Boyce	2017	315,577	109,000	104,940	—	—	388,049	41,972	959,538
President & CEO of	2016	306,439	87,100	92,818	10,313	—	222,928	38,577	758,175
Tompkins Insurance	2015	298,154	81,000	80,213	20,026	—	22,035	46,221	547,649
Agencies

Gregory J Hartz	2017	284,496	98,000	104,940	—	—	286,191	63,878	837,505
President & CEO	2016	274,654	79,100	92,818	10,313	—	160,461	57,351	674,697
of Tompkins	2015	265,385	73,500	80,213	20,026	—	50,723	42,125	531,972
Trust Company

(1)	These amounts represent cash awards for performance bonuses. Of these amounts, Messrs. Fetsko and Boyce deferred 15% and 25%, respectively, under the Tompkins Financial Corporation Deferred Compensation Plan for Selected Officers.

(2)	Reflects the fair value of the awards at the grant date, in accordance with FASB ASC Topic 718 for financial statement reporting purposes, excluding the effect of estimated forfeitures. For additional information as to the assumptions made in valuation, see Note 12 to the consolidated financial statements filed with the SEC in the Company’s 2017 Annual Report on Form 10-K. Amounts shown in the table are based on the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that may be recognized by the Named Executive Officers.

(3)	Represents awards of stock-settled SARs, which were issued in 2015 and 2016, but not in 2017.

(4)	This amount reflects: 1) changes in pension value under the Tompkins Financial Corporation Retirement Plan (“Pension Plan”), 2) changes in pension value under the Supplemental Executive Retirement Plan, and 3) changes in pension value under the New DB SERP (Messrs. Romaine, Boyce and Fetsko). The amounts included in this column do not represent current cash benefits payable to the Named Executive Officers or the annual cost of these benefits. Rather, these amounts represent the difference between the actuarial present value of each Named Executive Officer’s accrued benefit under the Pension Plan and/or the SERPs at December 31st of the applicable year and at December 31st of the preceding year, using the actuarial assumptions in effect at these respective dates. These amounts may experience significant increases/decreases from year to year due to changes in discount rates and/or mortality tables used to determine present value. The following assumptions were used by the Company’s retirement plan actuaries to calculate the Change in Pension Value from year-end 2016 to year-end 2017.

Discount Rate: Pension plan(s) 3.43% at 12/31/2017, 3.89% at 12/31/2016; SERP(s): 3.55% at 12/31/2017, 4.10% at 12/31/2016.

Retirement Plan Mortality: SOA RP2014 rolled back to 2006 with fully generational MP2017 improvements at 12/31/2017; SOA RP2014 rolled back to 2006 with fully generational MP2016 improvements at 12/31/2016

(5)	The year-over-year decrease between 2015 and 2016 for Messrs. Romaine, Boyce and Fetsko is attributable to these executives opting out of the defined contribution retirement plan which is disclosed in this column and commencing participation in the New DB SERP which is disclosed in the Change in Pension Value column. Messrs. Hartz and Gruber have remained in the defined contribution retirement plan and therefore show an increase from 2015 to 2016 and 2016 to 2017. The amount in this column also includes: employer matching contributions pursuant to the ISOP and amounts paid pursuant to profit sharing and Supplemental profit sharing as explained in the “Qualified Savings Plans and Profit Sharing” section on Page 25; a contribution to the New Defined Contribution SERP (Messrs. Gruber and Hartz); the dollar value of the applicable life insurance premiums paid on the Named Executive Officers’ behalf by the Company; and perquisites and other personal benefits or property.

For Mr. Romaine the amounts were as follows: Company profit sharing contributions to the ESOP, $13,500; Company cash profit sharing, $10,800; supplemental profit sharing $30,192; Company match on salary deferral to the ISOP, $10,800; dollar value of life insurance premiums, $3,059; personal use of Company-owned vehicle, $1,072.

For Mr. Fetsko the amounts were as follows: Company profit sharing contributions to the ESOP, $13,500; Company cash profit sharing, $10,800; supplemental profit sharing, $7,910; Company match on salary deferral to the ISOP, $10,800; dollar value of life insurance premiums, $903; personal use of Company-owned vehicle, $264.

For Mr. Gruber the amounts were as follows: Company profit sharing contributions to the ESOP, $13,500; Company cash profit sharing, $10,800; supplemental profit sharing, $6,766; Company match on salary deferral to the ISOP, $10,800; Company contributions to defined contribution retirement plan, $11,700; Defined Contribution SERP Plan, $1,800; personal use of Company-owned vehicle, $192.

For Mr. Boyce the amounts were as follows: Company profit sharing contributions to the ESOP, $13,500; Company cash profit sharing, $10,800; supplemental profit sharing, $4,102; Company match on salary deferral to the ISOP, $10,800; dollar value of life insurance premiums, $1,002; personal use of Company-owned vehicle, $1,768.

For Mr. Hartz the amounts were as follows: Company profit sharing contributions to the ESOP, $13,500; Company cash profit sharing, $10,800; supplemental profit sharing, $1,305; Company match on salary deferral to the 401(k) plan, $7,554; 2015 Defined Contribution Retirement Plan, $14,946; Defined Contribution SERP Plan, $10,299; personal use of Company-owned vehicle, $5,474.

Long-Term Equity-Based Awards and Stock Grants

The Company maintains the 2009 Equity Plan as a vehicle to encourage the continued employment of key employees of the Company and its subsidiaries, and to align their interests with those of the Company’s shareholders by facilitating the employees’ ownership of a stock interest in Tompkins Financial Corporation. The Committee believes that an equity plan is in the best interests of the Company and its shareholders since it enhances the Company’s ability to continue to attract and retain qualified Directors, officers and other key employees. The Committee’s practice is to grant awards to Named Executive Officers under the 2009 Equity Plan on an annual basis.

Each of the Named Executive Officers received an award of restricted stock with a 5-year vesting schedule. This schedule provides for zero percent vesting in year one and 25% vesting in years two through five.

Option/Equity Grants in Fiscal 2017

Grants of Plan-Based Awards

	Grant Date	All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options	Exercise or base price of the option awards	Grant date fair value of stock and option awards
		(#)	(#)	($/Sh)	($)
Stephen S. Romaine	Nov. 9, 2017	4,625	n/a	n/a	367,688
Francis M. Fetsko	Nov. 9, 2017	1,320	n/a	n/a	104,940
Scott Gruber	Nov. 9, 2017	1,320	n/a	n/a	104,940
David S. Boyce	Nov. 9, 2017	1,320	n/a	n/a	104,940
Gregory J. Hartz	Nov. 9, 2017	1,320	n/a	n/a	104,940

The 2009 Equity Plan allows awards at the discretion of the Committee and does not have threshold, target, or maximum amounts payable for performance; therefore, it is not an equity incentive plan as defined under FASB ASC Topic 718 (formerly FAS 123). Stock Awards are valued at the closing market price for our common stock on the NYSE American on November 9, 2017 of $79.50.

The vesting schedule for the November 9, 2017 restricted stock awards is as follows: five-year vesting schedule with zero percent vesting in year one and 25% vesting in years two through five. Holders of time-vested restricted stock received dividends with respect to such shares, as and when dividends are paid on the Company’s common stock, and have voting rights with respect to such shares, during the restricted period.

Outstanding Equity Awards of Named Executive Officers

The following table shows the aggregate number of unexercised options, stock appreciation rights, and unvested restricted stock awards outstanding as of December 31, 2017 for each of the Named Executive Officers.

2017 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Stephen S. Romaine						4,625	376,244
	—	1,734	—	76.90	11/09/2026	2,610	212,324
	821	4,014	—	56.29	11/04/2025	2,557	208,012
	2,560	4,970	—	49.22	11/21/2024	3,360	273,336
	3,197	3,073	—	40.60	05/03/2023	2,877	234,044
	8,925	1,575	—	37.00	08/19/2021	495	40,268
	22,000	—	—	41.71	09/17/2019
Total	37,503	15,366	—			16,524	1,344,228
Francis M. Fetsko						1,320	107,382
	—	802	—	76.90	11/09/2026	1,207	98,189
	379	1,856	—	56.29	11/04/2025	1,183	96,237
	1,181	2,294	—	49.22	11/21/2024	1,551	126,174
	1,558	1,497	—	40.60	05/03/2023	1,402	114,053
	—	788	—	37.00	08/19/2021	248	20,175
Total	3,118	7,237	—			6,911	562,210
Scott Gruber						1,320	107,382
	—	802	—	76.90	11/09/2026	1,207	98,189
	379	1,856	—	56.29	11/04/2025	1,183	96,237
	1,181	2,294	—	49.22	11/21/2024	1,551	126,174
	1,558	1,497	—	40.60	05/03/2023	1,402	114,053
Total	3,118	6,449	—			6,663	542,035
David S. Boyce						1,320	107,382
	—	802	—	76.90	11/09/2026	1,207	98,189
	379	1,856	—	56.29	11/04/2025	1,183	96,237
	1,181	2,294	—	49.22	11/21/2024	1,551	126,174
	520	1,497	—	40.60	05/03/2023	1,402	114,053
	892	788	—	37.00	08/19/2021	248	20,175
Total	2,972	7,237	—			6,911	562,210
Gregory J. Hartz						1,320	107,382
	—	802	—	76.90	11/09/2026	1,207	98,189
	379	1,856	—	56.29	11/04/2025	1,183	96,237
	591	2,294	—	49.22	11/21/2024	1,551	126,174
	—	1,497	—	40.60	05/03/2023	1,402	114,053
	—	788	—	37.00	08/19/2021	248	20,175
Total	970	7,237	—			6,911	562,210

(1)	Options/SARs reported in this column are vested and currently exercisable.

(2)	Options/SARs reported in the table with an expiration date in 2026 have a five-year vesting schedule with zero percent vesting in year one and 25% vesting in years two through five. All other Options/SARs reported in the table all have a seven-year vesting schedule with zero percent vesting in year one, 17% vesting in years two through six and 15% vesting in year seven.

(3)	Restricted stock awards reported in the table that were granted in 2016 and 2017 (4,625 and 2,610 for Mr. Romaine and 1,320 and 1,207 for the other Named Executive officers listed) have a five-year vesting schedule with zero percent vesting in year one and 25% vesting in years two through five. All other restricted stock awards reported in the table all have a seven-year vesting schedule with zero percent vesting in year one, 17% vesting in years two through six and 15% vesting in year seven.

(4)	Market value for shares of restricted stock that have not vested is calculated using the closing sales price of our common stock on the NYSE American on December 31, 2017 of $81.35.

Options Exercised and Stock Vested During Fiscal 2017

The following table sets forth information concerning the exercise of options and vesting of shares of restricted stock for each Named Executive Officer during fiscal 2017 and the value realized upon exercise or vesting.

2017 Option Exercises and Stock Vested

	Option Awards (3)		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
	(#)	($)	(#)	($)
Stephen S. Romaine	16,501	787,428	2,947	244,037
Francis M. Fetsko	1,785	82,271	1,408	116,452
Scott Gruber	—	—	1,128	95,681
David S. Boyce	—	—	1,408	116,452
Gregory J. Hartz	2,002	87,415	1,408	116,452

(1)	Equal to the difference between the market price of our common stock on the NYSE American at exercise and the exercise price for such equity awards.

(2)	Equal to the market price of our common stock on the NYSE American at vesting multiplied by the number of shares that vested.

(3)	Includes Incentive Stock Options (ISOs), Non-qualified Stock Options (NSOs) and Stock Settled Appreciation Rights (SSARs)

Qualified Savings Plans and Profit Sharing

The Company maintains an Investment & Stock Ownership Plan (the “ISOP”) that covers substantially all of the employees of the Company and its subsidiaries. The ISOP is a profit-sharing plan with a salary deferral arrangement meeting the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended. Pursuant to the ISOP, an employee may defer a portion of the employee’s base pay, within limits specified in the ISOP. The ISOP further provides that the Company will match 100% of an employee’s contribution up to 3% of the employee’s base pay, and will match 50% of an employee’s additional contribution to the ISOP that is greater than 3%, but not more than 5%, of the employee’s base pay.

In addition, the ISOP has a profit sharing component. Profit sharing contributions are discretionary contributions determined by the Company’s Board of Directors. A component of these contributions is paid in cash; however, the ISOP allows employees to elect to defer all or a portion of their profit sharing cash component (which deferral is not eligible for matching by the Company). The profit sharing cash component amounts for the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table, above, and described in Note 5 to that table.

The Company also maintains the Tompkins Financial Corporation Employee Stock Ownership Plan (the “ESOP”), which covers substantially all employees of the Company. The purpose of the ESOP is to permit the Company to make discretionary profit sharing contributions to employees in the form of shares of common stock of the Company in order to facilitate stock ownership by employees. Contributions are determined by the Company’s Board of Directors and are limited to a maximum amount as stipulated in the ESOP. Amounts accrued for the accounts of the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table, above, and described in Note 5 to that table.

Eligible compensation used to determine profit sharing contributions is limited to the annual IRS mandated compensation limit ($270,000 for 2017). However, the Company provides a “Supplemental profit sharing” cash amount to Named Executive Officers which represents the profit sharing attributable to eligible compensation in excess of the IRS mandated compensation limit under Section 415 of the United States Internal Revenue Code (the “Code Section 415 Limit”).

Retirement Plans

The Company has a defined benefit pension plan, called the Tompkins Financial Corporation Retirement Plan (the “Pension Plan”), which covers substantially all employees of the Company and its subsidiaries employed prior to January 1, 2010. The Pension Plan does not require or allow employee contributions. The assets of the Pension Plan are held in a separate trust and administered by the Qualified Plans Investment Review Committee of the Board.

On January 1, 2010, in order to more effectively control the volatility of plan expense, the Company closed the Pension Plan to new employees and adopted the Tompkins Financial Corporation Defined Contribution Retirement Plan (the “2010 Contribution Plan.”) Under the 2010 Contribution Plan, the Company provides contributions to participating employees based on age and length of service.

On July 31, 2015, the Pension Plan was frozen; and active participants in this plan ceased to earn an accrued benefit after this date (the “Pension Plan Freeze”). As a replacement plan for these individuals, the Tompkins Financial Corporation 2015 Defined Contribution Retirement Plan (the “2015 Contribution Plan”) was adopted effective August 1, 2015. Under the 2015 Contribution Plan, the Company provides contributions to participating employees based on age and length of service.

The original Supplemental Executive Retirement Plans (the “Original SERPs”) entered into with Messrs. Romaine, Boyce, Fetsko and Hartz provided an annual retirement benefit equal to 75% of their final average earnings, less their benefit under the Pension Plan, less their social security benefit. Due to the Pension Freeze, Messrs. Romaine, Fetsko, Boyce, and Hartz ceased receiving accruals under the Pension Plan and the Pension Plan offset formula no longer worked as the parties originally intended. Accordingly, in 2016, a one-time choice was offered to those Named Executive Officers who had participated in the Pension Plan. Mr. Gruber joined our Company in 2013, at which time the Pension Plan was closed to new participants, and thus Mr. Gruber is not eligible to participate in the Pension Plan. Messrs. Romaine, Fetsko, Boyce and Hartz were offered a choice of one of the following two options:

Option 1 - The executive would discontinue participation in the 2015 Contribution Plan effective with the 2016 plan year and begin participation in the New Defined Benefit SERP (the “New DB SERP”). The New DB SERP is essentially an unsecured promise by the Company to provide executives with the benefit that would have been provided in the Pension Plan had it not been frozen. In addition, the New DB SERP would be adjusted down to account for the contribution that had already been made in the 2015 Contribution Plan for the 2015 plan year.

Option 2 - The executive would continue to participate in the 2015 Contribution Plan. Any contributions to the 2015 Contribution Plan that would bring the total of all contributions to Company sponsored qualified defined contribution plans in excess of the government-mandated annual 415 limit would be made to the New Defined Contribution SERP (the “New DC SERP”). The New DC SERP is essentially an unsecured promise by the Company to provide the executive with any 2015 Contributions Plan contributions that are limited by IRC Section 415 of the code.

On November 9, 2016, the Company entered into the New DC SERP with Messrs. Gruber and Hartz, who are continuing their participation in the DC Plan. The New DC SERP is intended to provide a non-qualified deferred compensation plan to receive Company contributions that cannot be made to the DC Plan due to applicable federal income tax rules which limit the total contributions which can be deferred in a qualified plan in a given plan year. Such contributions will be accumulated in an unfunded, interest-bearing deferred compensation account (the “DC SERP Account”). Messrs. Gruber and Hartz may elect to receive the New DC SERP balance at retirement in one payment or in five or ten annual payments. Upon the executive’s death, the balance of the DC SERP Account will be payable as a lump sum to his or her beneficiary.

On November 9, 2016, Messrs. Romaine, Boyce and Fetsko elected to permanently and irrevocably opt-out of the DC Plan, and instead entered into the New DB SERP with the Company. The New DB SERP is a defined benefit plan that, together with the Amended SERP and the single year of DC Plan participation in 2015, is designed to address the impact of the Pension Plan Freeze. Because the New DB SERP is intended to replace the Pension Plan accruals that were lost when the Pension Plan was frozen, the New DB SERP provisions mirror those in the Pension Plan, which are described below under the heading “Pension Benefits”.

On November 9, 2016, the Company also entered into Amended and Restated Supplemental Executive Retirement Plans (the “Amended SERPs”) with each of the Named Executive Officers, which amended and restated the Original SERPs and are described in further detail below under the heading “Potential Payments upon Termination or Change in Control.”

The following table provides information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes a tax-qualified defined benefit plan and a supplemental executive retirement plan, but it does not include defined contribution plans (whether tax-qualified or not).

Pension Benefits

	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year
Stephen Romaine	Tompkins Financial Corporation Retirement Plan	14.58	$490,064	—
	Amended and Restated Supplemental Executive Retirement Plan	23.83	$3,505,498	—
	Amended and Restated New DB SERP	2.42	$50,645
	Total		$4,046,207	—

Francis Fetsko	Tompkins Financial Corporation Retirement Plan	18.75	$986,164	—
	Amended and Restated Supplemental Executive Retirement Plan	21.25	$1,049,754	—
	Amended and Restated New DB SERP	2.42	$117,028
	Total		$2,152,946	—

Scott Gruber	Tompkins Financial Corporation Retirement Plan	N/A	N/A	—
	Amended and Restated Supplemental Executive Retirement Plan	4.75	$584,234	—
	Total		$584,234	—

David Boyce	Tompkins Financial Corporation Retirement Plan	14.25	$415,534	—
	Amended and Restated Supplemental Executive Retirement Plan	29.00	$1,296,874	—
	Amended and Restated New DB SERP	2.42	$93,827
	Total		$1,806,235	—

Greg Hartz	Tompkins Financial Corporation Retirement Plan	12.92	$436,550	—
	Amended and Restated Supplemental Executive Retirement Plan	15.42	$1,119,564	—
	Total		$1,556,114	—

(1)	Pension Plan service represents service with Tompkins Financial Corporation. This service has been frozen effective July 31, 2015 due to the Pension Plan freeze. Supplemental Executive Retirement Plan service represents service with Tompkins Financial Corporation and any entities acquired by Tompkins Financial Corporation. New DB SERP represents service with Tompkins Financial Corporation following the Pension Plan freeze effective July 31, 2015.

The present value of accumulated benefits shown in the Pension Benefits table above is based on benefits accrued as of December 31, 2017. The amounts reflect the method and assumptions used in calculating our pension liability under U.S. GAAP as of that date, except that (1) each participant is assumed to commence benefits on his or her normal retirement date, and (2) there is no assumed mortality prior to the benefit commencement date. For additional information regarding assumptions used in calculating the value of participant benefits under the Pension Plan and the SERP Agreements, see Note 13 to the consolidated financial statements included in the Company’s 2017 Annual Report on Form 10-K.

The Pension Plan provides a monthly benefit payable at retirement. This benefit is determined by the accumulation of credits which are earned as the participant works for the Company. The credits earned for each plan year are based on the sum of the participant’s age and years of service at the beginning of that plan year. When a participant terminates employment or retires, the credits earned for all plan years are summed and multiplied by the “Average Final Earnings” under the Plan, and the result is then converted into a monthly annuity. This type of plan is often referred to as a “pension equity plan.”

“Average Final Earnings” is the average of the participant’s compensation over the five consecutive Plan Years out of the last ten which produce the highest average. “Compensation” generally consists of total W-2 earnings, less incentive bonuses, fringe benefits and compensation from stock option exercises. A participant is eligible for an unreduced benefit upon the attainment of his or her “Normal Retirement Date,” which is generally the first day of the month following his or her 65th birthday.

A participant’s retirement benefit is fully vested upon the completion of three years of service. Participants are eligible for a reduced benefit upon retirement prior to age 65. Benefits under the Pension Plan are not subject to any reduction for Social Security benefits or other offset amounts. Benefits may be paid in certain alternative forms having actuarial equivalent values.

In addition to the Pension Plan, each of the Named Executive Officers receives retirement benefits under one or more SERP agreements with the Company, as follows:

●	Amended SERPs. For each of the Named Executive Officers other than Mr. Gruber, the Amended SERP provides each executive with supplemental retirement income upon the attainment of age 65 with at least 10 years of service. Executives are eligible for a reduced early retirement benefit upon the attainment of age 55 with at least 10 years of service. The benefit is further reduced by 5% for each year the executive officer’s service, as defined in the agreement, is less than 20 years. The retirement benefit is payable monthly until the executive officer’s death and is subject to reduction depending upon the executive officer’s age as of the date of benefit commencement prior to age 65. The SERP benefit formula is 75% of the executive’s “Average Compensation,” minus the participant’s Pension Plan benefit had it not been frozen, minus his or her Social Security benefit. “Average Compensation” is the average of the executive officer’s five highest calendar years of base salary. For Mr. Gruber, the Amended SERP provides supplemental retirement income upon the attainment of age 65, with no eligibility for early retirement. Mr. Gruber’s SERP benefit formula is 25% of his “Average Compensation,” with no reduction for Pension Plan or Social Security benefits. “Average Compensation” is the average of his five highest calendar years of base salary.

●	New DB SERPs. For Messrs. Romaine, Boyce and Fetsko, the New DB SERP is equal to the benefit under the Pension Plan had it not been frozen in 2015 minus the frozen Pension Plan benefit. There is also an additional offset for the partial year contribution the executives received under the 2015 Defined Contribution Plan for the 2015 Plan Year. The New DB SERP is essentially an unsecured promise by the Company to provide executives with the benefit that would have been provided in the Pension Plan had it not been frozen.

●	New DC SERPs. For Messrs. Gruber and Hartz, the New DC SERP benefit is equal to the portion of the 2015 Defined Contribution Retirement Plan benefit that would bring the total of all contributions to Company sponsored qualified defined contribution plans in excess of the Code Section 415 Limit. The New DC SERP benefit equals the sum of Messrs. Gruber’s and Hartz’s benefits under the 2015 Defined Contribution Retirement Plan, ESOP profit sharing, 401(k) contribution and Company match, minus the government mandated limit of $54,000.

Potential Payments upon Termination or Change in Control

On November 9, 2016, the Company entered into Amended SERPs with each of the Named Executive Officers. The primary reason for the Amended SERPs was to address the Pension Plan offset formula in the Original SERPs, which no longer worked as the parties originally intended (see above, under the heading “Retirement Plans”). The following is a summary of the death, disability, severance and change of control benefits under the Amended SERPs:

●	Disability Benefits. The Original SERP provided for full acceleration of vesting and years of service upon the executive’s total and permanent disability. The Amended SERP replaces this “acceleration” feature with a two-tiered disability structure. If the executive is unable to engage in any substantial gainful activity and this is expected to last for a continuous period of at least 12 months, the executive will separate from service with the Company; his or her years-of-service will be frozen as of the date of the disability, and he or she will begin receiving his or her retirement benefit under the Amended SERP at his or her social security normal retirement age. If the executive is unable to perform the duties of his or her job and this is expected to last for a continuous period of at least six months, and the executive separates from service with the Company, his or her years-of-service will be frozen as of the date of the disability, and he will begin receiving his or her retirement benefit under the Amended SERP at the later to occur of his or her attaining age 55 or termination of employment.

●	Change in Control and Severance Benefits. In the event of a change in control, each Named Executive Officer will be deemed to have completed 20 years of service and will be 100% vested in the benefit payable under the Amended SERP. If, within two (2) years following a change in control, the executive officer is terminated, other than for cause, or if the executive officer resigns with Good Reason (described in more detail below), the executive officer is entitled for a period of three years to (a) payment of his or her or her compensation in effect immediately prior to the change in control, but subject to reduction by 20% to 100% depending on the executive officer’s age at the time of his or her termination, (b) the executive officer’s bonus and profit sharing compensation, which will be the average of the executive officer’s bonus and profit sharing compensation earned for the two most recently completed fiscal years of the Company and (c) continuation of all welfare benefits that he or she was participating in immediately prior to the change in control. The Amended SERP updates the definition of “change in control” to more closely align with the safe harbor established by Treasury Regulations §1.409A-3(i)(5). Under the Amended SERP, a change in control generally includes: (i) an acquisition of more than 50% of the Company’s stock; (ii) the replacement of a majority of the Company’s Board of Directors during any 12-month; or (iii) the acquisition of more than 70% of the Company’s assets.

Both the Original SERP and the Amended SERP provide that, in the event of a change in control, the executive will generally be deemed to have completed 20 years of service and will be 100% vested in the benefit payable under the Amended SERP. However, the Amended SERP permits the Compensation Committee of the Company’s Board of Directors to avoid such acceleration by freezing the Amended SERP (a “Retirement Benefit Freeze”), as long as the Retirement Benefit Freeze does not become effective during the two years preceding a change in control.

The Amended SERP continues to provide for “double-trigger” severance benefits in connection with a change in control. The executive will be entitled to benefits if a change in control occurs, and (a) the executive’s employment is thereafter involuntarily terminated without cause, or (b) the executive voluntarily terminates employment for good reason (i) within two years after a change in control, or (ii) in anticipation of a change in control which then occurs within two years after such termination. The amount, form, and calculation method of the severance benefit remains unchanged from the Original SERPs for Messrs. Romaine, Boyce, Fetsko and Hartz; however, for all executives the window during which the occurrence of the “second trigger” (i.e., the termination of employment) that entitles the executive to a severance benefit was shortened from three to two years. In the case of Mr. Gruber, the period of salary continuation following a qualifying termination was increased from two years to three years to be consistent with the benefits payable to the other executives.

The Amended SERP further provides that if the executive’s employment is involuntarily terminated (other than for cause) at any time, or, for all executives other than Mr. Gruber, the executive voluntarily resigns after reaching age 55 and completing 10 years of service, but prior to his or her designated retirement age in his or her Amended SERP, he or she will be entitled to payment of his or her retirement benefits on his or her designated retirement date, or, in the event of his or her death, his or her spouse will be entitled to payment of the death benefits described in the Amended SERP.

●	Death Benefits. If an executive has elected to receive a joint-and-survivor benefit then, in the event of the executive’s death (i) after retirement, his or her spouse will be paid (monthly) 50% of the executive officer’s annual retirement benefit until the spouse’s death, and (ii) prior to retirement, his or her spouse will be paid (monthly) 50% of the vested portion of the executive officer’s annual retirement benefit until the spouse’s death, provided the spouse survives until the executive officer’s designated retirement age in the Amended SERP.

●	Good Reason and Involuntary Termination. The Amended SERP replaces the definition of “good reason”, for purposes of severance and retirement benefits, to clarify what constitutes a “significant reduction” in the executive’s role or compensation. An executive will have good reason to resign – and it will be treated as an involuntary termination – in the event of (i) a material diminution in base compensation, authority, duties or responsibilities; (ii) a material change in job location; or (iii) a material breach by the Company or its successor of the Amended SERP or any other agreement between the Company and the executive.

●	Retirement Benefit Freeze & Plan Amendments. The Amended SERPs preserve the Compensation Committee’s ability to declare a Retirement Benefit Freeze and to amend, suspend or terminate the Amended SERPs at any time, so long as such action does not reduce a previously-accrued benefit. However, the Amended SERP clarifies, consistent with the parties’ intent in the Original SERP, that (a) a Retirement Benefit Freeze occurring before an executive is vested does not affect his or her ability to retain any benefit he or she had accrued through the date of the freeze, and (b) severance and change in control benefits are deemed accrued upon signing, and are not subject to amendment, suspension or termination without the executive’s consent, except as described above in connection with a Retirement Benefit Freeze.

●	Covenants. The Amended SERP requires that the executive sign a release in favor of the Company to avoid forfeiture of benefits and contain a mutual non-disparagement commitment between the Company and the executive. The Amended SERP confirms that the executive will forfeit all benefits thereunder if he is discharged for cause, or if he or she competes with the Company or solicits the Company’s customers or employees, but in order to better align these covenants with applicable case law, the Amended SERP shortens the noncompetition/nonsolicitation covenant period in the event of involuntary termination (including resignation with good reason) to two years following termination.

Upon termination or a change in control of the Company, our Named Executive Officers are also entitled to certain rights with respect to their equity awards. As described below, these rights may include acceleration of vesting, or additional time periods in which to exercise a vested award.

2001 Stock Option Plan. Under the 2001 Stock Option Plan, all outstanding options become fully vested and immediately exercisable upon a change in control of the Company. In the event of an optionee’s termination of employment without “cause,” other than by reason of death, disability, or retirement, this plan provides that the optionee will have the right to exercise the vested portion of his or her unexercised options for up to 30 days following his or her termination date, as long as the option period does not otherwise expire during such 30-day period. In the event that the optionee retires from the Company or any of its subsidiaries on a scheduled retirement date, the optionee will have the right to exercise the vested portion of his or her unexercised options for up to 90 days following his or her retirement date, as long as the option period does not otherwise expire during such 90-day period. Upon the death of an optionee, any vested but unexercised options may be exercised within one year after the date of the optionee’s death, but only (i) by the optionee’s estate or other legal representative, and (ii) prior to the expiration of the term of the option. If an optionee’s employment is terminated because he or she has become permanently and totally disabled (as defined in Section 22(e)(3) of the Internal Revenue Code), the optionee will have the right to exercise the vested portion of his or her unexercised options for up to one year following his or her termination date, as long as the option period does not otherwise expire during such one-year period. Finally, if an optionee is terminated for “cause,” all of his or her outstanding options—whether or not exercisable—are terminated. Under the 2001 Stock Option Plan, “cause” is defined as the optionee’s dishonesty, malfeasance, misfeasance or the commission of a criminal offense.

2009 Equity Incentive Plan. Under the 2009 Equity Plan, if the Company is acquired by another company (the “Acquirer”), and if the Acquirer does not assume the outstanding stock awards or does not substitute equivalent stock awards, then all stock awards will immediately vest and, in the case of restricted performance stock and performance units, the targeted performance criteria will be deemed fully attained as of the effective date of such change in control. Incentive stock options, (“ISOs”) will be adjusted in a manner to preserve such status. If the Company is the surviving corporation following a Change in Control, or if the Acquirer assumes the outstanding options, SARs, restricted stock, restricted performance stock or performance units or substitutes equivalent equity awards relating to the securities of such Acquirer, then all such awards or such substitutes shall remain outstanding and be governed by their respective terms and the provisions of the Amended 2009 Plan. The Amended 2009 Plan provides that, within a two-year period following a Change in Control, if an employee is terminated (without cause) by the Company, or if the employee voluntarily terminates for “good reason,” then all of his or her outstanding awards shall immediately vest and become exercisable. The criteria for “good reason” resignation will be established by the Committee within the parameters of the safe harbor of Code Regulation 1.409A-1(n)(2) for “Separations from service for good reason.” The safe harbor conditions include material reduction in salary or responsibilities, a job relocation involving a substantial distance, and certain other materially adverse changes. An employee who voluntarily terminates employment without good reason following a Change in Control will not be entitled to accelerated vesting.

Under the 2009 Equity Plan, unvested or unexercisable awards are forfeited or terminated upon an awardee’s termination of employment. If the Named Executive Officer’s employment is terminated for any reason other than death, disability, retirement or “cause,” he or she would have the right to exercise the vested portion of his or her unexercised awards for up to three months following his or her termination date, as long as the award period does not otherwise expire during such three-month period. Upon a termination for “cause,” any equity awards (whether or not exercisable) will terminate immediately, and any unvested restricted stock awards will be forfeited. If a Named Executive Officer dies, any equity awards which are exercisable will continue to be exercisable at any time before the earlier of (i) one year following his or her death or (ii) the expiration date of the award. Similarly, if a Named Executive Officer’s termination is due to disability or retirement, his or her equity awards which are exercisable will continue to be exercisable at any time before the earlier of (i) one year following his or her termination of employment or (ii) the expiration date of the award. However, a stock option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.

The Committee has the authority to establish or amend the terms and conditions of each award, subject to certain limitations described in the Plan. In 2016, the Committee authorized a program where the Company, on a case-by-case basis, may agree to amend existing award agreements with eligible retirees to permit continued vesting post-retirement, so long as (a) the Company does not exceed the Plan allowance of 5% of total Plan shares which may be awarded with less than a one-year vesting period, and (b) the retiree complies with certain restrictive covenants, including a non-solicitation covenant. Under this program, eligible retirees (including the Named Executive Officers) would continue to vest for a period of 3 years after retirement in all equity awards that are unvested at the time the executive retires. The following criteria must be met to be eligible for this continued vesting:

●	The executive must be in good standing with the Company at retirement and remain in good standing for the 3-year period after retirement (including compliance with the applicable restrictive covenant);

●	The executive must be at least age 55 and have at least 10 years of service at retirement;

●	The sum of age and service at retirement must equal or exceed 75.

This program may be altered or suspended by the Committee at any time, and the foregoing description is qualified entirely by reference to the specific terms and conditions of each Award Agreement, including any authorized amendments thereto.

In addition, the Amended SERP with Mr. Romaine provides that in the event that the covered executive officer’s employment is terminated without cause (other than upon a change of control, death or disability), then he is entitled to (a) payment of his base salary in effect immediately prior to his termination of employment and (b) participation, at his option, in the Company’s welfare benefits. These severance benefits are payable for a period of 12 months to Mr. Romaine.

Further, under the Amended SERPs, in the event that a Named Executive Officer’s employment is involuntarily terminated (other than for cause) at any time, or, for Named Executive Officers other than Mr. Gruber, the executive voluntarily resigns after reaching age 55 and after completing 10 years of service, but prior to his designated retirement age in his Amended SERP, he or she will be entitled to payment of his retirement benefits on his designated retirement date, or, in the event of his death, his spouse will be entitled to payment of the death benefits described above.

No benefits are payable under the Amended SERPs if the covered executive officer’s employment is terminated for cause, or if he or she competes with the Company. If the executive officer voluntarily terminates his or her employment before age 55 and completion of 10 years of service, or in Mr. Gruber’s case prior to age 65, other than because of death, disability or change of control, he or she will not be entitled to payment of any retirement benefits. The Amended SERPs are not employment agreements and do not confer upon the covered executive officers any right to continued employment with the Company or any of its subsidiaries.

Potential Payments upon Change in Control as of December 31, 2017

	SERP Accumulated Annual Benefit prior to Change of Control	SERP Accumulated Annual Benefit after Change of Control	Increase in Benefit	Other Benefits: Payable each Year for 3 Years(1)
	($)	($)	($)	($)

Stephen Romaine	328,010	328,010	—	930,232
Francis Fetsko	97,373	97,373	—	557,921
Scott Gruber	41,717	75,383	33,666	485,655
David Boyce	132,023	132,023	—	442,608
Greg Hartz	92,448	119,933	27,485	399,713

(1)	If terminated by the Company without cause, or duties or compensation of Named Executive Officer are significantly reduced due to change in control, Named Executive Officer receives for a period of three years continuation of compensation (base pay plus average of bonus and profit sharing compensation for last two years) as well as all current employee welfare benefits. Compensation is reduced by a factor of 20% to 100% dependent upon the executive officer’s age at the time of termination.

In addition to the above, Named Executive Officers would be entitled to awards of options/SARs otherwise deemed “unexercisable” and awards of restricted stock otherwise deemed “not vested”. These values are disclosed in the Outstanding Equity Awards at Fiscal Year-End Table.

The table above shows the potential incremental value transfer to each Named Executive Officer under a change-in-control scenario as of December 31, 2017, the last business day of fiscal 2017. The actual amounts to be paid out can only be determined at the time of such Named Executive Officer’s separation from the Company.

Compensation Upon Other Termination Events as of December 31, 2017

	Stephen Romaine		Francis Fetsko		Scott Gruber		David Boyce		Greg Hartz
	($)		($)		($)		($)		($)
Retirement(1)	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)
Voluntary Resignation(1)	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)
Termination Without Cause(2)	617,137		—	(2)	—	(2)	—	(2)	—	(2)
Termination for Cause(3)	—	(3)	—	(3)	—	(3)	—	(3)	—	(3)
Death(4)	1,892,196		1,021,000		1,392,000		1,272,000		1,150,800
Disability(5)	240,000		240,000		208,800		190,800		172,620

(1)	Pension Plan Benefits would be available to Romaine, Fetsko, Boyce and Hartz upon Retirement or Voluntary Resignation as of 12/31/2017. Mr. Hartz is the only Named Executive Officer eligible to receive a benefit under the Supplemental Executive Retirement Plan as of 12/31/2017 upon Retirement or Voluntary Resignation. The actuarial present value of the benefits payable under the Retirement Plan and Supplemental Executive Retirement Plan are fully disclosed in the Pension Benefits Table.

(2)	Pension Plan Benefits would be available to Romaine, Fetsko, Boyce and Hartz upon Termination Without Cause as of 12/31/2017. Mr. Hartz is the only Named Executive Officer eligible to receive a benefit under the Supplemental Executive Retirement Plan as of 12/31/2017 upon Termination Without Cause. For Mr. Romaine, the amount shown represents 12 months base salary plus the value of 12 months of welfare benefits. Any benefits payable to the executive for voluntary resignation with good cause following a Change of Control are disclosed on the “Potential Payments Upon Change of Control” table above. The actuarial present value of the benefits payable under the Retirement Plan and Supplemental Executive Retirement Plan are fully disclosed in the Pension Benefits Table.

(3)	This section shows amounts payable immediately upon Termination for Cause as of 12/31/2017 under the Pension Plan. No Supplemental Executive Retirement Plan benefits are payable to the Named Executive Officers if they are Terminated for Cause. Pension Plan Benefits would be available to Messrs. Romaine, Fetsko, Boyce and Hartz upon Termination for Cause as of 12/31/2017. The actuarial present value of the benefits payable under the Pension Plan are fully disclosed in the Pension Benefits Table.

(4)	This section shows amounts payable immediately upon death as of 12/31/2017 under Bank Owned Life Insurance and/or Group Term Life Insurance and Death Benefit Obligation agreements. In addition to the amounts shown, the surviving spouse upon death would receive an annuity death benefit from the Pension Plan payable immediately and Supplemental Executive Retirement Plan payable as early as the date the executive would have attained retirement age as defined under the SERP. The actuarial present value of the benefits payable to the surviving spouse is less than half of the actuarial present values disclosed in the Pension Benefits table.

(5)	This section shows annual amounts payable upon disability as of 12/31/2017 under the Long-Term Disability Plan.

Deferred Compensation Plan for Selected Officers

The Company maintains a nonqualified deferred compensation plan for a select group of officers, including the Named Executive Officers. This plan allows participating employees to defer receipt of all or a portion of bonuses, excess awards under the Company’s 401(k) plan, and profit sharing payments otherwise payable to them until a future date. Amounts deferred under the deferred compensation plan on the part of the Named Executive Officers are included as “Bonus” or “All Other Compensation,” as applicable, in the Summary Compensation Table above.

The bonuses listed in the Summary Compensation Table are reported for the year in which they were earned. The payment for said bonuses is made in the following year. If the Named Executive Officer elects to defer a bonus or profit sharing payment, the amount credited to his or her account under the deferred compensation plan is the net amount after Social Security and Medicare are withheld.

Amounts deferred by participating officers are credited to a bookkeeping account maintained for each officer. Such amounts then accrue interest on a quarterly basis, at a rate equal to the higher of either the highest yielding Treasury constant maturity bond for that calendar year, as reported in the Federal Reserve Statistical Release, or the prime rate, as published in The Wall Street Journal on the first business day of that calendar year. During 2017, interest accrued under the deferred compensation plan at the prime rate, 3.75%. Earnings reported in the table below are not considered “above-market” or “preferential” under applicable SEC rules and therefore are not reported in the Summary Compensation Table.

At the time an officer elects to participate in the deferred compensation plan, he or she also selects a deferral payment date, on which payments under the plan will commence. Payments will be either in a lump sum or in the number of annual installments specified by the officer at the time he or she selects the deferral payment date. The deferral payment date must occur no earlier than the calendar year after the officer’s 60th birthday, and no later than the calendar year after the officer’s 65th birthday.

An officer may at any time terminate his or her election to defer payments under the deferred compensation plan. Any such election is effective on the last day of the calendar year in which the election was made.

All payments under the deferred compensation plan are made in cash. Upon the death of a participant in the deferred compensation plan, any remaining balance in his or her account will be paid in a lump sum to his or her estate or designated beneficiaries. A participating officer may, under certain circumstances specified in the deferred compensation plan, be entitled to a hardship distribution of all or any portion of his or her account.

2017 Non-Qualified Deferred Compensation

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate withdrawals / Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
Stephen S. Romaine	—	—	—	—	—
Francis M. Fetsko(1)	17,202	—	6,920	—	190,490
Scott Gruber(2)	—	0	—	—	0
David S. Boyce(3)	21,775	—	8,610	—	236,802
Gregory J. Hartz(4)	11,865	2,959	5,271	—	144,057

(1)	Mr. Fetsko has elected to defer 15% of his bonus and profit sharing payment, which is the amount included in the “Executive Contributions in the Last Fiscal Year.” The aggregate balance column includes deferrals since Mr. Fetsko’s election to participate in the plan in 2002.

(2)	Mr. Gruber’s New DC SERP benefit of $1,800 that was earned in 2017 is not included in the “Registrant Contributions in Last Fiscal Year” since the contribution was not paid until 2018. This contribution, however, is reflected in the 2017 Summary Compensation Table. Information regarding the New DC SERP benefit can be found under the “Retirement Plans” section above.

(3)	Mr. Boyce has elected to defer 25% of his bonus, which is the amount included in the “Executive Contributions in the Last Fiscal Year.” The aggregate balance includes deferrals since Mr. Boyce’s election to participate in the plan in 2003.

(4)	Mr. Hartz has elected to defer 15% of his bonus, which is the amount included in the “Executive Contributions in the Last Fiscal Year.” Mr. Hartz’s New DC SERP benefit of $2,959 that was earned in 2016 is included in the “Registrant Contributions in Last Fiscal Year” since it was paid in 2017. Mr. Hartz’s New DC SERP benefit of $10,299 that was not paid until 2018. This contribution, however, is reflected in the 2017 Summary Compensation Table. The aggregate balance includes deferrals since Mr. Hartz’s election to participate in the plan in 2003, plus his New DC SERP benefit paid in 2017. Information regarding the New DC SERP benefit can be found under the “Retirement Plans” section above.

CEO Pay Ratio. We determined that the 2017 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2017, other than our Chief Executive Officer, Mr. Romaine, was $60,607; the 2017 annual total compensation of Mr. Romaine was $2,116,209; and the ratio of these amounts was 35:1.

As of December 31, 2017, the date we selected to identify our median employee, our total employee population consisted of 1,098 employees, all of whom work in the United States. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (CACM) equal to the method used to determine the 2017 total compensation as reported in the Summary Compensation Table on Page 22. Further, we annualized pay for those individuals not employed for a full year in 2017.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on a non-binding, advisory basis, the compensation paid to our Named Executive Officers (NEOs) as described in this Proxy Statement in accordance with the SEC’s rules. This Proposal is commonly known as “Say on Pay.” Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to Tompkins Financial Corporation’s Named Executive Officers (NEOs), as disclosed pursuant to the compensation disclosure rules of the Securities Exchange Commission in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables, and narrative discussion) is hereby APPROVED.”

As discussed in the “Compensation Discussion and Analysis,” we believe that our executive compensation program is effective and appropriate, and that the 2017 compensation packages for our executive officers are reasonable and strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver desired financial and strategic results, with a focus on long-term value creation rather than short-term, market-driven measures. Through equity grants with a five-year vesting period, we also align the interests of our executives with our shareholders and the long-term goals of the Company. The Board and the Committee maintain full discretion over the variable components of our compensation program; accordingly, executives are not incentivized to take risks which are misaligned with the Board-approved risk appetite and long-term strategic goals. We believe that the fiscal year 2017 compensation of our NEOs was appropriate and aligned with Company results, and that it will facilitate the Company’s growth in future years.

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation decisions as it deems appropriate.

Following the 2017 Annual Meeting of Shareholders, the Board of Directors determined to hold a Say on Pay vote every year until the next vote on the frequency of Say on Pay votes, which is scheduled to take place in 2023.

Vote Required and Recommendation

Shareholders may vote “for”, “against”, or “abstain” on Proposal No. 2. The affirmative vote of a majority of the votes cast on the Proposal is required for approval of this Proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (NEOs) AS DESCRIBED IN THIS PROXY STATEMENT. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2, UNLESS THE SHAREHOLDER SPECIFIES A DIFFERENT CHOICE.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS INDEPENDENT AUDITOR

The Audit/Examining Committee of the Board of Directors of the Company has appointed the independent registered public accounting firm, KPMG LLP (“KPMG”), as the Company’s independent auditor for the fiscal year ending December 31, 2018. Although our Bylaws do not require the submission of the selection of the independent auditor to our shareholders for approval, the Board believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit/Examining Committee. Neither the Audit/Examining Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent auditor.

Vote Required and Recommendation

Shareholder may vote “for”, “against” or “abstain” on Proposal No. 3. The affirmative vote of a majority of the votes cast on the Proposal is required for approval of this Proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018. SHARES OF COMMON STOCK COVERED BY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 3, UNLESS THE SHAREHOLDER SPECIFIES A DIFFERENT CHOICE.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s capital stock. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based upon on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2017 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were satisfied in a timely manner.

TRANSACTIONS WITH RELATED PERSONS

Certain Directors and executive officers of the Company, members of their immediate families and companies or firms with which they are associated, were customers of, or had other transactions with, the Company or its wholly-owned subsidiaries in the ordinary course of business during fiscal 2017. Any and all loans and commitments to lend to such individuals were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2017, the balance of all such loans was $8,781,159 and committed unadvanced balances totaled $1,446,364. None of the loans outstanding to Directors or executive officers of the Company, or members of their immediate families or companies or firms with which they are associated, were nonperforming at December 31, 2017.

The Board maintains a written policy governing the procedures by which the Company and any of its subsidiaries may enter into transactions with related parties (the “Policy”). The Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or any if its subsidiaries is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or beneficial owner of less than 10 percent of another entity). A “Related Party” is any (a) person who is or was an executive officer of the Company during the prior 12 months, a Director of the Company or a nominee for election as a Director of the Company, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. The Company’s Nominating and Corporate Governance Committee is apprised of any potential Interested Transaction, and this Committee is charged with evaluating and approving, as appropriate, any such transactions. The Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. In its implementation of the Policy, the Committee also has reviewed certain types of Interested Transactions and has established standing pre-approval for these types of transactions, subject in all cases to compliance with applicable regulations of the SEC, federal and state bank regulatory authorities, and other regulatory agencies. Examples of pre-approved transactions include executive compensation (so long as it is approved by the Compensation Committee, properly disclosed in our proxy statement or other required regulatory filings, and the executive in question is not an immediate family member of another executive officer or a Director); Director compensation (so long as it is properly disclosed in our proxy statement or other regulatory filings); and transactions which involve payments to our shareholders on a pro-rata basis (e.g., dividends). In addition, the provision of certain banking services to a Related Party have been pre-approved, as follows: (a) services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, (b) any extension of credit to a Related Party which is reviewed and approved by the Board of Directors of a subsidiary in accordance with Federal Reserve Board Regulation “O”, or (c) an extension of credit made by a banking subsidiary to a Related Party who is not subject to Regulation “O” when the extension of credit is made (i) in the ordinary course of business, (ii) on substantially the same terms (including interest rates and collateral) as are prevailing at the time for comparable transactions with persons not related to the Company, and (iii) does not involve more than the normal risk of collectability or present other unfavorable features.

Director Michael Spain’s brother, William D. Spain, Jr. is a 50% owner of the law firm of Spain & Spain, PC. During 2017, the Company, through its subsidiary, Tompkins Mahopac Bank, paid $176,714 in legal fees to Spain & Spain, PC. Of this amount, $53,872 was paid as a general retainer, and $122,842 was paid for litigation fees. An additional amount of $161,950 was paid for mortgage closing services, the cost of which was reimbursed by the borrowers in connection with the mortgage closings.

35

REPORT OF THE AUDIT/EXAMINING COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit/Examining Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Audit/Examining Committee is composed of four non-employee Directors, all of whom are “Independent Directors” under Section 803 of the NYSE American Company Guide and Rule 10A-3 under the Exchange Act.

The Audit/Examining Committee operates under a written charter approved by the Board. The Audit/Examining Committee’s primary duties and responsibilities are: to oversee the Company’s accounting and financial reporting process and the audit of the Company’s financial statements and to monitor the integrity of the Company’s financial statements; to monitor the independence and qualifications of the Company’s independent auditor; to monitor the performance of the Company’s independent auditor and internal auditing department; to provide an avenue of communication among the Company’s independent auditor, management, the internal auditing department, and the Board of Directors; and to monitor compliance by the Company with legal and regulatory requirements. The Audit/Examining Committee is also directly responsible for the appointment and compensation of the Company’s independent auditor.

The Audit/Examining Committee met ten times during fiscal 2017 and reports to the Board on a quarterly basis. The Audit/Examining Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit/Examining Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.

The Audit/Examining Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the independent auditors and to any employee or officer of the Company it deems necessary. The Audit/Examining Committee has the ability to retain, at the Company’s expense and at compensation it deems appropriate, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In connection with its responsibilities, the Audit/Examining Committee reviewed and discussed with management and with KPMG the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2017. The Audit/Examining Committee also discussed with KPMG the firm’s assessment of the Corporation’s internal controls and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit/Examining Committee also received and discussed the written disclosures and the letter from KPMG LLP required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and has discussed with KPMG LLP its independence.

Based upon the Audit/Examining Committee’s discussions with management, the Company’s internal auditor, and KPMG and the Audit/Examining Committee’s review of the information described in the preceding paragraph, the Audit/Examining Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Members of the Audit/Examining Committee:

Paul J. Battaglia, Chair

Susan A. Henry

Patricia A. Johnson

Frank C. Milewski

36

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit/Examining Committee has appointed KPMG to continue as the Company’s independent registered public accounting firm engaged for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2018. A representative of KPMG is expected to attend the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

KPMG, a registered public accounting firm, is engaged as the Company’s independent auditor. The following table sets forth the aggregate audit fees billed to the Company for the fiscal years ended December 31, 2017 and December 31, 2016 by KPMG.

	2017		2016
Audit Fees:	$825,000	(1)	$623,000
Audit-Related Fees:	$9,500	(2)	$10,000
Tax Fees:	0		0
All Other Fees:	0		0

(1)	2017 Audit fees include additional fees related to the Company’s core system conversions.

(2)	Audit related fees include fees in connection with consents for SEC filings.

Audit Fees: These are fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the consolidated financial statements included in the Company’s periodic reports under the Exchange Act, and for services that would normally be provided by the Company’s auditor in connection with statutory and regulatory filings or engagements for the periods covered. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees: These include fees for assurance and related services provided by the independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” All fees billed by KPMG for services related to the audit or review of the Company’s financial statements are reported as “Audit Fees” above.

Tax Fees: These are fees for professional services rendered regarding tax compliance, tax advice or tax planning. More specifically, these include fees billed for tax return preparation, quarterly estimates, tax planning, and tax related research.

All Other Fees: These are fees for all other products and services provided by the independent auditor that do not fall within the previous categories.

The Company’s principal independent auditor, KPMG, did not perform any services other than financial audit services and audit-related services described above during fiscal 2017 and 2016.

Audit/Examining Committee Pre-Approval Policy

The Audit/Examining Committee pre-approves all audit services and permitted non-audit services (including the fees and terms of such services) to be provided to the Company by its independent auditor, other than non-audit services falling within the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit/Examining Committee prior to the completion of the audit. The Audit/Examining Committee may delegate to one or more designated members of the Audit/Examining Committee the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve one or more such services shall be reported to the full Audit/Examining Committee at its next scheduled meeting.

All audit services provided by KPMG, the independent registered public accounting firm engaged for the purpose of auditing the consolidated financial statements of the Company for fiscal 2017 and fiscal 2016, were pre-approved by the Company’s Audit/Examining Committee.

SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2019 Annual Meeting and that shareholders desire to have included in the Company’s Proxy materials relating to such meeting must be received by the Company no later than November 29, 2018, which is 120 calendar days prior to the anniversary of the Company’s mailing of this Proxy Statement, and must be in compliance with SEC Rule 14a-8 in order to be considered for possible inclusion in the Proxy Statement and Form of Proxy for that meeting.

37

OTHER ANNUAL MEETING BUSINESS

Under the Company’s Bylaws, in order for a matter to be deemed properly presented at the 2019 Annual Meeting outside of the Rule 14a-8 process described above, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no later than the close of business on November 29, 2018 (120 calendar days prior to the anniversary of the Company’s mailing of this Proxy Statement). The shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting (a) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any personal or other material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Company. If a shareholder gives notice of such a proposal after the Bylaw deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting. SEC rules permit the proxy holders to vote in their discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K filed with the SEC is available without charge at our website (http://www.tompkinsfinancial.com) or by writing to: Tompkins Financial Corporation, ATTN: Francis M. Fetsko, Executive Vice President & Chief Financial Officer, P.O. Box 460, Ithaca, New York 14851. In addition, the Annual Report on Form 10-K (with exhibits) is available at the SEC’s Internet site (http://www.sec.gov).

OTHER MATTERS

The Company’s Board of Directors knows of no business to be presented for shareholder action at the Company’s Annual Meeting other than the election of Directors, the advisory approval of the compensation paid to the Company’s Named Executive Officers, and the ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2018. If any additional matters should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons acting under the proxy.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Company’s Annual Meeting, you are urged to vote your proxy promptly. You may vote by telephone, via the Internet, or mark, sign, date, and return the enclosed Proxy Card in the accompanying pre-addressed postage-paid envelope. Your proxy may be revoked prior to its exercise by delivering to the Company’s Corporate Secretary prior to the Company’s Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Company’s Annual Meeting, filing a written notice of revocation with the Corporate Secretary at the Company’s Annual Meeting prior to the vote, and voting in person. To obtain directions to be able to attend the Annual Meeting and vote in person, please contact our Corporate Secretary at (607) 274-2078.

Dated: March 29, 2018	By Order of the Board of Directors

Asst. Vice President & Corporate Secretary

38

HOUSEHOLDING OF PROXY STATEMENT

The SEC permits companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements and Annual Reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement or Annual Report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of this Proxy Statement and wish to receive only one, please contact the Investor Relations department of the Company. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies from the Company should be directed to:

Tompkins Financial Corporation

P.O. Box 460

Ithaca, NY 14851

(607) 274-2078

Attention: Ms. Kathleen A. Manley, Assistant Vice President and Corporate Secretary

39

P.O. Box 460, Ithaca, New York 14851

(607) 273-3210
www.tompkinsfinancial.com

ANNUAL MEETING OF SHAREHOLDERS OF

TOMPKINS FINANCIAL CORPORATION

Tuesday, May 8, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST, Monday, May 7, 2018.	COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2018:
The Notice of Meeting/Proxy Statement, Corporate Report, and Form 10-K
are available at www.tompkinsfinancial.com/proxy.

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21230300000000000000 2	050818

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED UNDER PROPOSAL 1 BELOW, AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal No. 1. Election of twelve (12) directors for a term of one year:

NOMINEES:
☐	FOR ALL NOMINEES	John E. Alexander
Paul J. Battaglia
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Daniel J. Fessenden
James W. Fulmer
☐	FOR ALL NOMINEES EXCEPT (See INSTRUCTIONS below)	Susan A. Henry
Patricia A. Johnson
Frank C. Milewski
Thomas R. Rochon
Stephen S. Romaine
Michael H. Spain
Alfred J. Weber
Craig Yunker

INSTRUCTIONS: To withhold authority to vote for any individual Nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each Nominee(s) with respect to whom you withhold authority to vote, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
Proposal No. 2. Advisory approval of the compensation paid to the Company’s Named Executive Officers.	☐	☐	☐

	FOR	AGAINST	ABSTAIN

Proposal No. 3. Ratify the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2018.	☐	☐	☐

In their discretion, the proxies will vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Shareholder	Date:
Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the shareholder is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If shareholder is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

TOMPKINS FINANCIAL CORPORATION

Tuesday, May 8, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2018:
The Notice of Meeting/Proxy Statement, Corporate Report, and Form 10-K
are available at www.tompkinsfinancial.com/proxy.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

21230300000000000000 2	050818

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED UNDER PROPOSAL 1 BELOW, AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal No. 1. Election of twelve (12) directors for a term of one year:

NOMINEES:
☐	FOR ALL NOMINEES	John E. Alexander
Paul J. Battaglia
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Daniel J. Fessenden
James W. Fulmer
☐	FOR ALL NOMINEES EXCEPT (See INSTRUCTIONS below)	Susan A. Henry
Patricia A. Johnson
Frank C. Milewski
Thomas R. Rochon
Stephen S. Romaine
Michael H. Spain
Alfred J. Weber
Craig Yunker

INSTRUCTIONS: To withhold authority to vote for any individual Nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each Nominee(s) with respect to whom you withhold authority to vote, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
Proposal No. 2. Advisory approval of the compensation paid to the Company’s Named Executive Officers.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal No. 3. Ratify the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2018.	☐	☐	☐

In their discretion, the proxies will vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Shareholder	Date:
Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the shareholder is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If shareholder is a partnership, please sign in partnership name by authorized person.

TOMPKINS FINANCIAL CORPORATION

Annual Meeting of Shareholders to be held

Tuesday, May 8, 2018

YOUR VOTING CARD IS ATTACHED BELOW.

You may vote by telephone, via the Internet, by conventional mail,

or in person at the Annual Meeting.

Please read the other side of this card carefully for instructions.

However you decide to vote, your representation at the

Annual Meeting of Shareholders is important to Tompkins Financial Corporation.

1

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TOMPKINS FINANCIAL CORPORATION

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON TUESDAY, MAY 8, 2018

The undersigned shareholder of TOMPKINS FINANCIAL CORPORATION (the “Company”) hereby constitutes and appoints Francis M. Fetsko and Kathleen A. Manley, and each of them, as agent and proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company and that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 5:30 p.m. at the Country Club of Ithaca, 189 Pleasant Grove Road, Ithaca, NY, on Tuesday, May 8, 2018, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

THE UNDERSIGNED HEREBY INSTRUCTS THE SAID PROXIES TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INSTRUCTION IS GIVEN ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; “FOR” ADVISORY APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS; AND “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018. THE PROXIES WILL VOTE IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER MATTERS (INCLUDING MATTERS INCIDENT TO THE CONDUCT OF THE MEETING), AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated March 29, 2018 relating to the Annual Meeting of Shareholders to be held May 8, 2018. (Signature on the reverse side is required.)

(Continued and to be marked, signed and dated on reverse side.)

COMMENTS:

1.1	14475